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                                     $175,000,000

                              REVOLVING CREDIT AGREEMENT

                             Dated as of October 28, 1999

                                        among

                                CASTLE & COOKE, INC.,
                                   as the Company,

                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                               AMERICAN SAVINGS BANK,
                                  BANK OF HAWAII,
                            COMERICA BANK - CALIFORNIA,
                      BANK ONE, ARIZONA, NATIONAL ASSOCIATION,
                                 BANKBOSTON, N.A.,
                      WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               BANKERS TRUST COMPANY
                 (and any additional commercial institutions which
                 from time to time are a party to this Agreement),
                                    as the Banks,

                                         and

                        BANK OF AMERICA, NATIONAL ASSOCIATION,
                             as the Administrative Agent,

                                         and

                           BANC OF AMERICA SECURITIES LLC,
                   as the Sole Lead Arranger and Sole Book Manager,

                                        and

                      WELLS FARGO BANK, NATIONAL ASSOCIATION,
                             as the Syndication Agent,

                                        and

                     BANK ONE, ARIZONA, NATIONAL ASSOCIATION,
                             as the Documentation Agent


===============================================================================

                                  TABLE OF CONTENTS


                                                                          PAGE
ARTICLE 1:    DEFINITIONS AND ACCOUNTING TERMS.. . . . . . . . . . . . . . .1
              1.1    Defined Terms . . . . . . . . . . . . . . . . . . . . .1
              1.2    Use of Defined Terms. . . . . . . . . . . . . . . . . 22
              1.3    Accounting Terms. . . . . . . . . . . . . . . . . . . 22
              1.4    Other Interpretive Provisions . . . . . . . . . . . . 22
              1.5    Exhibits. . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 2:    RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 3:    BORROWING PROCEDURES AND LETTER OF CREDITSUBLIMIT. . . . . . 23
              3.1    Disbursement of Loan Proceeds . . . . . . . . . . . . 23
              3.2    Reference Rate Borrowings . . . . . . . . . . . . . . 27
              3.3    LIBOR Borrowing . . . . . . . . . . . . . . . . . . . 27
              3.4    Redesignation of Borrowings . . . . . . . . . . . . . 28
              3.5    Calculation and Amount of Borrowing Base. . . . . . . 29
              3.6    Limitations on Aggregate Outstanding Loans. . . . . . 36
              3.7    Payments by the Banks to the Agent. . . . . . . . . . 36
              3.8    Sharing of Payments, Etc. . . . . . . . . . . . . . . 37
              3.9    Letter of Credit Sublimit.. . . . . . . . . . . . . . 37
                     3.9.1   Availability Periods and Maximum L/C
                             Obligations . . . . . . . . . . . . . . . . . 37
                     3.9.2   Standby Letters of Credit.. . . . . . . . . . 38
                     3.9.3   Request for Letter of Credit. . . . . . . . . 39
                     3.9.4   Letter of Credit Fees . . . . . . . . . . . . 39
                     3.9.5   Conditions Precedent to Issuance of Letters
                             of Credit . . . . . . . . . . . . . . . . . . 39

ARTICLE 4:    PAYMENTS AND FEES. . . . . . . . . . . . . . . . . . . . . . 40
              4.1    Principal and Interest. . . . . . . . . . . . . . . . 40
              4.2    Unused Fee. . . . . . . . . . . . . . . . . . . . . . 43
              4.3    Facility Fee. . . . . . . . . . . . . . . . . . . . . 44
              4.4    Late Payments . . . . . . . . . . . . . . . . . . . . 44
              4.5    Taxes . . . . . . . . . . . . . . . . . . . . . . . . 44
              4.6    Illegality. . . . . . . . . . . . . . . . . . . . . . 44
              4.7    Increased Costs and Reduction of Return . . . . . . . 45
              4.8    Funding Losses. . . . . . . . . . . . . . . . . . . . 46
              4.9    Inability to Determine Rates. . . . . . . . . . . . . 46
              4.10   Reserves on LIBOR Borrowings. . . . . . . . . . . . . 47
              4.11   Certificates of Banks . . . . . . . . . . . . . . . . 47
              4.12   Substitution of Banks . . . . . . . . . . . . . . . . 47

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              4.13   Survival. . . . . . . . . . . . . . . . . . . . . . . 47
              4.14   Manner and Treatment of Payments. . . . . . . . . . . 47
              4.15   Additional Costs. . . . . . . . . . . . . . . . . . . 48
              4.16   Mandatory Prepayment. . . . . . . . . . . . . . . . . 48
              4.17   Agency Fee And Other Consideration Payable To Agent . 48
              4.18   Maturity Date Extension Option. . . . . . . . . . . . 49
              4.19   Voluntary Termination or Reduction of Commitments . . 50

ARTICLE 5:    SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . 50
              5.1    Unsecured Credit. . . . . . . . . . . . . . . . . . . 50

ARTICLE 6:    CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 51
              6.1    Conditions to Disbursement of First Borrowings. . . . 51
              6.2    Conditions for Subsequent Borrowings or for a
                     Redesignation of Borrowings . . . . . . . . . . . . . 51

ARTICLE 7:    REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . 51
              7.1    Incorporation, Qualification, Powers and Capital
                     Stock . . . . . . . . . . . . . . . . . . . . . . . . 51
              7.2    Execution, Delivery and Performance of Loan Documents 51
              7.3    Compliance with Laws and Other Requirements . . . . . 53
              7.4    Subsidiaries. . . . . . . . . . . . . . . . . . . . . 53
              7.5    Financial Statements of the Company and its
                     Consolidated Subsidiaries . . . . . . . . . . . . . . 54
              7.6    No Material Adverse Change. . . . . . . . . . . . . . 54
              7.7    Tax Liability . . . . . . . . . . . . . . . . . . . . 55
              7.8    Litigation. . . . . . . . . . . . . . . . . . . . . . 55
              7.9    ERISA Compliance. . . . . . . . . . . . . . . . . . . 55
              7.10   Regulations U and X; Investment Company Act . . . . . 56
              7.11   No Default. . . . . . . . . . . . . . . . . . . . . . 56
              7.12   Borrowing Base. . . . . . . . . . . . . . . . . . . . 56
              7.13   Borrowing Base Certificates . . . . . . . . . . . . . 56
              7.14   Year 2000 Compliance. . . . . . . . . . . . . . . . . 57

ARTICLE 8:    COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . . . . 57
              8.1    Consolidated Tangible Net Worth . . . . . . . . . . . 57
              8.2    Leverage Covenants. . . . . . . . . . . . . . . . . . 57
              8.3    Minimum Interest Coverage . . . . . . . . . . . . . . 57
              8.4    Minimum Fixed Charge Coverage Ratio.. . . . . . . . . 57
              8.5    Payment of Taxes and Other Potential Liens. . . . . . 57
              8.6    Preservation of Existence . . . . . . . . . . . . . . 58
              8.7    Maintenance of Properties . . . . . . . . . . . . . . 58

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

              8.8    Maintenance of Insurance. . . . . . . . . . . . . . . 58
              8.9    Mergers . . . . . . . . . . . . . . . . . . . . . . . 59
              8.10   Books and Records . . . . . . . . . . . . . . . . . . 59
              8.11   Inspection Rights . . . . . . . . . . . . . . . . . . 59
              8.12   Reporting Requirements. . . . . . . . . . . . . . . . 59
              8.13   Liens Generally . . . . . . . . . . . . . . . . . . . 61
              8.14   Liens on Borrowing Base Assets. . . . . . . . . . . . 62
              8.15   Prepayment of Indebtedness. . . . . . . . . . . . . . 63
              8.16   Compliance with Laws and Other Requirements . . . . . 63
              8.17   Change in Nature of Business. . . . . . . . . . . . . 63
              8.18   Compliance with ERISA . . . . . . . . . . . . . . . . 63
              8.19   Dividends and Subordinated Debt . . . . . . . . . . . 63
              8.20   Disposition of Properties . . . . . . . . . . . . . . 64
              8.21   Management. . . . . . . . . . . . . . . . . . . . . . 64
              8.22   Total Borrowing Base Indebtedness Not to Exceed
                     Borrowing Base. . . . . . . . . . . . . . . . . . . . 65
              8.23   Subsidiary Guaranties . . . . . . . . . . . . . . . . 65
              8.24   Investments.. . . . . . . . . . . . . . . . . . . . . 65
              8.25   Unsecured Indebtedness. . . . . . . . . . . . . . . . 66
              8.26   No Other Negative Pledge. . . . . . . . . . . . . . . 67
              8.27   Loans . . . . . . . . . . . . . . . . . . . . . . . . 67
              8.28   Transactions with Affiliates. . . . . . . . . . . . . 67
              8.29   Accounting Changes. . . . . . . . . . . . . . . . . . 67
              8.30   [Intentionally Deleted. . . . . . . . . . . . . . . . 67
              8.31   Sale and Leaseback Transactions . . . . . . . . . . . 67
              8.32   Maximum Unsold Units. . . . . . . . . . . . . . . . . 68
              8.33   Land Inventory. . . . . . . . . . . . . . . . . . . . 69
              8.34   Minimum Commercial Assets . . . . . . . . . . . . . . 69
              8.35   Other Liabilities . . . . . . . . . . . . . . . . . . 69

ARTICLE 9:    EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT. . . . . . . . . 69
              9.1    Events of Default . . . . . . . . . . . . . . . . . . 69
              9.2    Remedies. . . . . . . . . . . . . . . . . . . . . . . 72
              9.3    Rights Not Exclusive. . . . . . . . . . . . . . . . . 73

ARTICLE 10:   THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 73
              10.1   Appointment and Authorization . . . . . . . . . . . . 73
              10.2   Delegation of Duties. . . . . . . . . . . . . . . . . 73
              10.3   Liability of Agent. . . . . . . . . . . . . . . . . . 73
              10.4   Reliance by Agent . . . . . . . . . . . . . . . . . . 74
              10.5   Notice of Default . . . . . . . . . . . . . . . . . . 74
              10.6   Credit Decision . . . . . . . . . . . . . . . . . . . 75

                                    -iii-

              10.7   Indemnification . . . . . . . . . . . . . . . . . . . 75
              10.8   Agent in Individual Capacity. . . . . . . . . . . . . 76
              10.9   Successor Agent . . . . . . . . . . . . . . . . . . . 76
              10.10  Withholding Tax . . . . . . . . . . . . . . . . . . . 77
              10.11  Performance by the Agent. . . . . . . . . . . . . . . 78
              10.12  Actions . . . . . . . . . . . . . . . . . . . . . . . 78
              10.13  Syndication Agent and Documentation Agent . . . . . . 79

ARTICLE 11:   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 79
              11.1   Amendments and Waivers. . . . . . . . . . . . . . . . 79
              11.2   Costs, Expenses and Taxes . . . . . . . . . . . . . . 80
              11.3   No Waiver; Cumulative Remedies. . . . . . . . . . . . 80
              11.4   Payments Set Aside. . . . . . . . . . . . . . . . . . 81
              11.5   Successors and Assigns. . . . . . . . . . . . . . . . 81
              11.6   Assignments, Participations, etc. . . . . . . . . . . 81
              11.7   Set-off . . . . . . . . . . . . . . . . . . . . . . . 84
              11.8   Automatic Debits. . . . . . . . . . . . . . . . . . . 84
              11.9   Notification of Addresses, Lending Offices, Etc.. . . 84
              11.10  Survival of Representations and Warranties. . . . . . 85
              11.11  Notices . . . . . . . . . . . . . . . . . . . . . . . 85
              11.12  Indemnity by the Company. . . . . . . . . . . . . . . 85
              11.13  Integration and Severability. . . . . . . . . . . . . 86
              11.14  Counterparts. . . . . . . . . . . . . . . . . . . . . 86
              11.15  No Third Parties Benefitted . . . . . . . . . . . . . 86
              11.16  Section Headings. . . . . . . . . . . . . . . . . . . 86
              11.17  Further Acts by the Company . . . . . . . . . . . . . 86
              11.18  Time of the Essence . . . . . . . . . . . . . . . . . 86
              11.19  Governing Law . . . . . . . . . . . . . . . . . . . . 86
              11.20  Reference and Arbitration . . . . . . . . . . . . . . 86
              11.21  Effectiveness of this Agreement . . . . . . . . . . . 87


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                                       -v-
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                                       -vi-

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                                       -vii-

                                   LIST OF EXHIBITS

Exhibit "A"   -      Note

Exhibit "B"   -      Borrowing Base Certificate

Exhibit "C"   -      Request for Borrowing/Redesignation/Letter of Credit

Exhibit "D"   -      Continuing Guaranty (several subsidiaries)

Exhibit "E"   -      Subsidiaries and Joint Ventures

Exhibit "F" -        Form of Legal Opinion

Exhibit "G" -        Form of Assignment and Acceptance Agreement


                                  LIST OF SCHEDULES


Schedule 1.1(a)  -   Applicable Capital Expenditure Reserve Factor

Schedule 1.1(b)  -   Bank Group Commitment Schedule

Schedule 1.1(c)  -   Guarantors

Schedule 1.1(d)  -   Permitted Business Activities

Schedule 1.1(e)  -   Permitted Markets

Schedule 3.5(d)  -   Initial Commercial Borrowing Base Assets and Applicable
                     Capitalization Rates

Schedule 8.24(c) -   Existing Joint Ventures and Non-Wholly Owned
                     Subsidiaries

                              REVOLVING CREDIT AGREEMENT


              This REVOLVING CREDIT AGREEMENT ("Agreement") is dated as of October 28, 1999, by and among CASTLE & COOKE, INC., a Hawaii corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks" and individually, a "Bank"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, individually ("BofA") and as agent (the "Agent") for the Banks, Banc of America Securities LLC, as the Sole Lead Arranger and Sole Book Manager, Wells Fargo Bank, National Association, as the Syndication Agent, and Bank One, Arizona, National Association, as the Documentation Agent, and is made with reference to the facts set forth below.

              WHEREAS, the Banks have agreed to make available to the Company an unsecured revolving credit facility upon the terms and conditions set forth in this Agreement;

              NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE 1:    DEFINITIONS AND ACCOUNTING TERMS.

              1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

                     "ACCOUNT" means the Company's general account maintained with BofA, and any future similar account with BofA.

                     "AFFILIATE" means any Person (1) which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Subsidiary, as the context may require, or (2) which owns beneficially or of record 15% or more of the Voting Stock of the Company. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership interests, by contract, family relationship or otherwise.

                     "AGENT" means BofA when acting in its capacity as the Agent under any of the Loan Documents, and any successor agent.

                     "AGENT-RELATED PERSONS" means the Agent and any successor agent (pursuant to the terms of SECTION 10.9) together with their respective Affiliates and the directors, officers, agents, employees and attorneys-in-fact of such Persons and Affiliates.

                     "AGREEMENT" means this Revolving Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                     "APPLICABLE CAPITAL EXPENDITURE RESERVE FACTOR" has the meaning set forth in SCHEDULE 1.1(a) hereto as to each type of commercial Assets specified therein.

                     "APPLICABLE CAPITALIZATION RATE" means (a) with respect to each of the initial Commercial Borrowing Base Assets described on
       SCHEDULE 3.5(d), the applicable capitalization rate specified in
       SCHEDULE 3.5(d); and (b) with respect to any new commercial Assets which are proposed to be added to the Commercial Assets Borrowing Base, the capitalization rate determined by Agent in its sole but reasonable discretion.

                     "APPLICABLE FACILITY FEE RATE" means (a) if the then applicable Leverage Ratio is less than .50, .10% per annum, (b) if the then applicable Leverage Ratio is greater than or equal to .50, but less than or equal to .60, .125% per annum, and (c) if the then applicable Leverage Ratio is greater than .60, .15% per annum. The Applicable Facility Fee Rate shall change with each change in the applicable Leverage Ratio, effective as of the effective date of the change in the applicable Leverage Ratio, as specified under the definition of Leverage Ratio.

                     "ASSETS" means real property assets.

                     "ASSIGNEE" shall have the meaning set forth in
       SECTION 11.6.

                     "ASSIGNMENT AND ACCEPTANCE" shall have the meaning set forth in SECTION 11.6.

                     "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external legal counsel.

                     "BANKING DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday on which banks (including the Banks) are open for business in California.

                     "BANKS" means Bank of America, National Association, a national banking association, American Savings Bank, Bank of Hawaii, Comerica Bank -California, Bank One, Arizona, National Association, BankBoston, N.A., Wells Fargo Bank, National Association, Bankers Trust Company and the additional financial institutions (if any) from time to time party to this Agreement, any of their successors and assigns (including any Assignee), or any one or more of them.

                     "BORROWING" means each of the Loans to be made by the Banks to the Company as provided in Article 3.

                     "BORROWING BASE" has the meaning set forth in
       SECTION 3.5(b).

                     "BORROWING BASE ASSETS" means those Assets which have been included in the calculation of the Borrowing Base, including those Assets described in SECTIONS 3.5(c), (d) and (e) hereof.

                     "BORROWING BASE CERTIFICATE" means a written calculation of the Borrowing Base, substantially in the form of EXHIBIT "B" attached hereto and made a part hereof, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                     "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                     "CAPITALIZED LEASE OBLIGATIONS" means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                     "CLOSING DATE" means the time and Banking Day on which the conditions precedent specified in SECTION 11.21 are satisfied or waived as provided therein, or shall be as otherwise specified in SECTION 11.21.

                     "CODE" means the Internal Revenue Code, and regulations promulgated thereunder.

                     "COMMERCIAL ASSETS BORROWING BASE" has the meaning set forth in SECTION 3.5(d) hereof.

                     "COMMERCIAL BORROWING BASE ASSETS" means only those commercial Assets which the Majority Banks, in the exercise of their sole and absolute discretion, designate in writing as constituting "Commercial Borrowing Base Assets," which are to be included in the calculation of the Borrowing Base as more fully set forth in SECTION 3.5(d) hereof.

                     "COMMERCIAL COMPLETED BORROWING BASE ASSETS" means Commercial Borrowing Base Assets as to which the buildings and other improvements thereon have been fully completed, and certificates of occupancy issued with respect thereto.

                     "COMMERCIAL UNDER DEVELOPMENT BORROWING BASE ASSETS" means Commercial Borrowing Base Assets as to which construction and development have begun, but which do not yet constitute Commercial Completed Borrowing Base Assets.

                     "COMMITMENT" means, with respect to the Loans and each of the Banks, the dollar amount and percentage obligation set forth on
       SCHEDULE 1.1(b) hereto. As Banks are added to this Agreement, or reduce their Commitment under this Agreement, and assignments are made by the Banks, in accordance with SECTION 11.6 hereof, the amount of each Bank's Commitment shall change in accordance with that Bank's Pro Rata Share of the Total Aggregate Commitments (it being understood that a Bank which is not a party to such an assignment under Section 11.6 will not have a change in its Commitment). The Assignment and Acceptances executed by the added Banks, and the records maintained by the Agent, shall be presumptive evidence of each Bank's Commitment, as each such Bank's Commitment may change from time to time in accordance with the terms of this Agreement.

                     "COMPANY" means Castle & Cooke, Inc., a Hawaii corporation, and its successors and assigns.

                     "COMPLETED UNIT" means a Unit as to which either (or both) of the following has occurred: (a) a notice of completion has been filed or recorded in the appropriate real estate records, or (b) all necessary construction has been completed in order to obtain a certificate of occupancy or its equivalent (whether or not such certificate of occupancy or its equivalent has actually been obtained).

                     "CONSOLIDATED DEBT" means, as of any time of determination, the sum of the following amounts without duplication: (a) all Indebtedness, liabilities and other obligations of the Company and its consolidated

       Subsidiaries that, in conformity with GAAP, should be included in determining total liabilities shown on the liability side of a consolidated balance sheet of the Company and the consolidated Subsidiaries, (b) all recourse indebtedness for borrowed money of any partnership in which the Company or a consolidated Subsidiary is a general partner, (c) all letter of credit reimbursement obligations of the Company and any consolidated Subsidiary with respect to letters of credit which guaranty or act as credit support for the payment of monetary obligations, and (d) all guaranties by the Company or a consolidated Subsidiary of indebtedness for borrowed money of another Person; PROVIDED, HOWEVER, that "Consolidated Debt" shall not include or be deemed to include the Excluded Debt (OTHER THAN any nonrecourse Indebtedness or any Indebtedness [other than assessment district indebtedness] which is secured by real property, which will be included in Consolidated Debt, but exclusive of assessment district indebtedness secured by real property, which will not be included in Consolidated Debt.)

                     "CONSOLIDATED INTEREST EXPENSE" means for any period, without duplication, the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and consolidated subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to Joint Ventures, or otherwise (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all non-cash interest expense).

                     "CONSOLIDATED INTEREST INCURRED" means for any period, without duplication, the aggregate amount of interest which, in conformity with GAAP, would be opposite the caption "interest expense" or any like caption on an income statement for the Company and consolidated Subsidiaries or allocated to Joint Ventures, or otherwise (including without limitation imputed interest on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense) and, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by the Company or any consolidated Subsidiary.

                     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Company and its consolidated Subsidiaries, determined in accordance with GAAP.

                     "CONSOLIDATED TANGIBLE NET WORTH" means, as of any time of determination, the sum of the following with respect to the Company and the consolidated Subsidiaries determined and consolidated in conformity with GAAP:

                     (1) the amount of stated capital (excluding the cost of treasury shares), additional paid-in capital and retained earnings (or, in the case of a deficit in additional paid-in capital or retained earnings, MINUS the amount of the deficit), MINUS

                     (2) the carrying value of intangible assets, such as deferred costs associated with goodwill, patents, franchises, organizational expenses and the like (but EXCLUDING receivables, pre-paid expenses, the capitalized value of leases and all costs that are specifically identifiable or are identifiable on a rational and consistent basis with the unexpired service value of tangible assets), AND MINUS

                     (3) any amounts which would otherwise be included in the calculation of Consolidated Tangible Net Worth under subparagraph (a) immediately above of this definition which pertain to or are attributable to the Company's or any consolidated Subsidiary's equity interest in any Non-Wholly Owned Subsidiary or Joint Venture which is in default with respect to the payment of any monetary obligations owing under any land loan, acquisition and development loan, construction loan, secured or unsecured credit facility, or any other loan or indebtedness for borrowed money.

                     "DEFAULT RATE" has the meaning set forth in SECTION 10.11 hereof.

                     "DESIGNATED MARKET" means with respect to any LIBOR Borrowing, the London interbank LIBOR market or such other interbank LIBOR market as may be designated in writing from time to time by the Agent.

                     "DOCUMENTATION AGENT" means Bank One, Arizona, National Association, or such other Bank as is hereafter designated in writing by the Agent to serve as Documentation Agent hereunder (subject to SECTION 10.13 hereof).

                     "DOLLARS" or "$" means United States dollars.

                     "EBITDA" means, for any period, without duplication,
       (a) the sum of the following amounts attributable to such period and calculated on a consolidated basis for the Company and the consolidated
       Subsidiaries: (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) charges against income for all federal, state and local taxes, (iv) depreciation expense, (v) amortization expense, (vi) other non-cash charges and expenses (including non-cash charges resulting from accounting changes), and (vii) any losses arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, less (b) any gains arising outside the ordinary course of business which have been included in the determination of Consolidated Net Income, all as determined on a consolidated basis for the Company and the consolidated Subsidiaries, less (c) net income (determined in accordance with GAAP) of any Person (other than a consolidated Subsidiary) in which the Company or one of its consolidated Subsidiaries has a joint interest with a third party (to the extent of their interest in such net income), plus (d) cash distributions received by the Company or any Subsidiary from any Person in which the Company or any Subsidiary has a joint interest with a third party, plus (e) net losses (determined in accordance with GAAP) of and dividends, distributions or other cash returns of previously recognized income from any Person (other than a consolidated Subsidiary) in which the Company or one of its consolidated Subsidiary's has a joint interest with a third party.

                     "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States, and
       (iii) a Person having a combined capital and surplus of at least $100,000,000 that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                     "ENTITLED LAND" means land (a) where all requisite zoning requirements and land use requirements have been satisfied, and all requisite material approvals have been obtained from all applicable Governmental Authorities (other than grading or building permits or approvals which are simply ministerial and non-discretionary in nature), in order to, as applicable, develop the land as a residential housing project and construct Units thereon, or develop the land as a commercial project and construct commercial improvements thereon, and (b) which is subject to a currently effective recorded final map.

                     "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect.

                     "EVENTS OF DEFAULT" has the meaning set forth for that term in SECTION 9.1.

                     "EXCLUDED DEBT" means (a) all indebtedness, liabilities and other obligations of the Company or any Subsidiary for loans to or indebtedness of the Second Horizon Group Limited Partnership in an aggregate amount of not to exceed $29,000,000 (provided, however, that such indebtedness, liabilities and other obligations shall no longer be considered part of the Excluded Debt to the extent that demand for payment of such indebtedness, liabilities or obligations is made on the general partners of Second Horizon Group Limited Partnership, or on the Company or any Subsidiaries); (b) indebtedness which by its terms is nonrecourse to the Company and all Subsidiaries; (c) accounts payable incurred in the ordinary course of business, accrued liabilities and deferred taxes and other deferred liabilities which are not more than 60 days past due; (d) performance letters of credit; and (e) indebtedness which is fully secured by real property at no more than an 80% loan to value ratio (as reasonably determined by Agent).

                     "EXTENSION REQUEST" means a written request from the Company to extend the Maturity Date pursuant to SECTION 4.18.

                     "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                     "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                     "FINISHED LOTS" means lots of Entitled Land as to which offsite construction has been substantially completed, utilities and all major infrastructure have been completed and stubbed to the site, and building permits for Units may be promptly pulled and construction commenced by the Company without the satisfaction of any further material conditions.

                     "FIXED RATE OPTION REQUESTS" means the combined number of LIBOR Borrowings made in any specified period of time.

                     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                     "GAAP" means generally accepted accounting principles applied on a consistent basis.

                     "GAAP VALUE" means, with respect each Asset, the GAAP basis asset value for such property or asset (but in no event greater than cost minus accumulated depreciation). In determining GAAP Value, costs for Land/Lots Under Development shall include land costs and costs associated with obtaining requisite zoning requirements and governmental approvals, capitalized expenses associated with pulling permits and the commencement of physical site improvement; and costs for Finished Lots, Units Under Construction and Completed Units shall include the proportional costs of
       (a) the land per lot/unit, and (b) the site improvements and soft and hard costs incurred.

                     "GOVERNMENT SECURITIES" means readily marketable direct obligations of the United States of America or obligations fully guaranteed by the United States of America.

                     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                     "GUARANTOR" means, collectively, the Persons identified in
       SCHEDULE 1.1(c), and each other Person that from time to time executes a Guaranty in favor of the Banks (or the Agent for the benefit of the Banks) with respect to the Loans, and their successors and assigns.

                     "GUARANTY" means a continuing guaranty, substantially in the form of EXHIBIT "D" attached hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended, to be executed and delivered by a Guarantor to the Agent for the benefit of the Banks.

                     "INDEBTEDNESS" of any Person means, without duplication,
       (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
       (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

       (e) all obligations with respect to capital leases; (f) all Rate Hedging Obligations; and (g) all guaranty and surety obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

                     "INTEREST DIFFERENTIAL" means with respect to any prepayment or redesignation of a LIBOR Borrowing on a day other than the last day of the applicable LIBOR Period, the amount (if any) by which
       (a) the amount of interest that would have accrued on such LIBOR Borrowing for the remainder of the applicable LIBOR Period exceeds
       (b) the amount of interest that would accrue on such LIBOR Borrowing for the period from the date of prepayment or redesignation of such LIBOR Borrowing to the last day of the applicable LIBOR Period for such LIBOR Borrowing if the LIBOR Rate applicable to such LIBOR Borrowing (the "Applicable Rate") were determined two (2) LIBOR Banking Days prior to the date of prepayment or redesignation of such LIBOR Borrowing. The period commencing on the date of such prepayment and ending on the last day of the applicable LIBOR Period shall be deemed to be the "LIBOR Period" for determination of such Applicable Rate. The calculation of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

                     "INTEREST PAYMENT DATE" means (a) with respect to each Reference Rate Borrowing, the first day of any month, and (b) with respect to each LIBOR Borrowing, (i) with a LIBOR Period of less than six
       (6) months, the last day of the applicable LIBOR Period for such LIBOR Borrowing, and (ii) with a LIBOR Period equal to six months, the day which is 90 days from the date of such borrowing, AND the day which is the last day of the applicable LIBOR Period for such LIBOR Borrowing.

                     "INVESTMENT" means (a) any investment by the Company or any Subsidiary in any joint venture, partnership, corporation, limited liability company or other entity, whether by acquisition of stock or debt, or by loan (or other extension of credit), advance, transfer of property out of the ordinary course of business, capital contribution, payment pursuant to a guaranty or any other contingent liability of the Company in respect of liabilities of such entity, or otherwise, and
       (b) any investment in, or payment or expenditure with respect to, any Asset (or other property) or business venture.

                     "ISSUING BANK" means BofA in its individual capacity as a bank issuing Letters of Credit under this Agreement.

                     "JOINT VENTURE" means any Person in which the Company or any of its Subsidiaries has an ownership interest, but not more than a 50% ownership interest (or if more than a 50% ownership interest in such Person is held by the Company or any of its Subsidiaries, the results of such Person's operations are not consolidated, in accordance with GAAP, with the results of the Company's operations for financial reporting purposes).

                     "KEENE'S POINTE PARTNERSHIP" means CCC/GBI Keene's Pointe, L.P., a Delaware limited partnership.

                     "KEENE'S POINTE PARTNERSHIP AGREEMENT" means that certain partnership agreement dated as of September 9, 1996, between Castle & Cooke California, Inc., as general partner, and Golden Bear International, Inc., as limited partner, together with all amendments thereto, pursuant to which the Keene's Pointe Partnership was formed.

                     "KEENE'S POINTE PROPERTY" means an approximately 874-acre residential project (including a related daily fee Jack Nicklaus signature golf course) near Orlando, Florida, which the Company has represented to Agent is owned by Keene's Pointe Partnership, or which the Keene's Pointe Partnership has an option to purchase (provided that it is understood that no such option property may constitute part of the Borrowing Base until such time as the option has been exercised and it is owned in fee by the Keene's Pointe Partnership, and the other conditions specified herein with respect to adding such property to the Borrowing Base have been satisfied).

                     "KUNIA PARTNERSHIP" means Kunia Residential Partners, a Hawaii limited partnership.

                     "KUNIA AND KEENE'S POINTE BORROWING BASE" has the meaning set forth in SECTION 3.5(e) hereof.

                     "KUNIA PARTNERSHIP AGREEMENT" means the partnership agreement dated as of July 15, 1992, between Castle & Cooke Kunia, Inc. and Halekua Development Corporation, together with any amendments thereto, pursuant to which the Kunia Partnership was formed.

                     "KUNIA PROPERTY" means an approximately 267-acre residential project in central Oahu, Hawaii, which the Company has represented to Agent is owned by the Kunia Partnership.

                     "LAWS" means, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, regulations, ordinances, codes, administrative or judicial precedents and binding determinations of an arbitrator or Governmental Authority.

                     "LAND/LOTS UNDER DEVELOPMENT" means Entitled Land where
       (a) physical site improvement has commenced and is continuing, and
       (b) all permits have been obtained for all grading, offsite and infrastructure work necessary to improve such Entitled Land to the Finished Lots stage.

                     "L/C APPLICATION" has the meaning set forth in
       SECTION 3.9.3.

                     "L/C COMMITMENT" has the meaning set forth in
       SECTION 3.9.1.

                     "L/C COMMITMENT TERMINATION DATE" has the meaning set forth in SECTION 3.9.1.

                     "L/C OBLIGATIONS" has the meaning set forth in
       SECTION 3.9.1.

                     "LENDING OFFICE" means, as to each Bank, the office located at the address for notices specified for such Bank on the signature pages hereof.

                     "LETTERS OF CREDIT" has the meaning set forth in
       SECTION 3.9.2(a).

                     "LEVERAGE RATIO" has the meaning set forth in SECTION
       8.2.        As of June 30, 1999, the applicable Leverage Ratio was
       0.52 (the "initial Leverage Ratio"). Following the date of this Agreement, the Leverage Ratio shall be calculated as of the last day of each calendar quarter (I.E., March 31, June 30, September 30 and December 31), and shall be based upon the information provided to Agent (within 50 days following the end of each calendar quarter) as required under SECTION 8.12, and such other additional information as Agent shall deem relevant or appropriate. Following the receipt of such information, the Agent shall calculate the Leverage Ratio as of the last day of the immediately preceding calendar quarter, and the Agent's determination thereof shall be conclusive in the absence of manifest error. The initial Leverage Ratio and any subsequent Leverage Ratio in effect from time to time under this Agreement shall continue to be applicable for purposes of calculating the applicable LIBOR Rate Spread and the Applicable Facility Fee Rate until the applicable Leverage Ratio changes in accordance with the following provisions. If the Leverage Ratio, calculated as of the last day of each calendar quarter (the "Calculation Date"), is different from the Leverage Ratio then in effect under this Agreement, the newly applicable Leverage Ratio (which shall be the Leverage Ratio as of such most recent Calculation Date) shall be effective for purposes of the calculation of the applicable LIBOR Rate Spread and the Applicable Facility Fee Rate as of the first day of the second calendar quarter following the most recent Calculation Date (so that, for example, a change in the applicable Leverage Ratio calculated as of March 31, shall be effective beginning July 1; and a change in the applicable Leverage Ratio calculated as of the last day of June shall be effective as of the first day of October). Notwithstanding the foregoing, for purposes of determining compliance with SECTION 8.2, any change in the applicable Leverage Ratio shall be deemed to take effect immediately upon the Agent's determination of the Leverage Ratio (and notification of such determination to the Company) following each Calculation Date.

                     "LIBOR BANKING DAY" means any Banking Day on which banks are open for business (including with respect to dealings between banks in United States Dollar deposits) in the Designated Market.

                     "LIBOR BASE RATE" means the offered rate (determined solely by the Agent) for a period of time comparable to the number of days in the applicable LIBOR Period for deposits in United States Dollars, as shown on Telerate Page 3750 as of 11:00 a.m. London time two (2) LIBOR Banking Days prior to the first day of the applicable LIBOR Period, or if Telerate Page 3750 is unavailable, the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose. The determination of the LIBOR Base Rate by the Agent shall be conclusive in the absence of manifest error. "Telerate Page 3750" means the display designated as such on Teleratesystem Incorporated (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

                     "LIBOR BORROWING" means any Loan or portion thereof designated or redesignated by the Company as a LIBOR Borrowing pursuant to Article 3.

                     "LIBOR LENDING OFFICE" means the office or branch of each Bank so designated on the signature pages of this Agreement, or such other office or branch of each Bank as it may hereafter designate, by written notice to the Company and the Agent, as its LIBOR Lending Office.

                     "LIBOR PERIOD" means, as to each LIBOR Borrowing, the period commencing on the date specified in the applicable Request for Borrowing or Request for Redesignation of Borrowing by the Company pursuant to SECTIONS 3.3 OR 3.4 and ending one week, one month, two months, three months or six months thereafter, as designated by the Company in the applicable Request for Borrowing or Request for Redesignation of Borrowing, PROVIDED that:

                     (2) the first day in any LIBOR Period shall be a LIBOR Banking Day;

                     (b) any LIBOR Period that would otherwise end on a day that is not a LIBOR Banking Day shall be extended to the next succeeding LIBOR Banking Day UNLESS such LIBOR Banking Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding LIBOR Banking Day; and

                     (c)    No LIBOR Period shall extend beyond the
              Maturity Date.

                     "LIBOR RATE" means, for any LIBOR Period for any LIBOR Borrowing, the rate (rounded upward, if necessary, to the next 1/100 of 1%) obtained by dividing (i) the LIBOR Base Rate for such LIBOR Period, by (ii) a percentage equal to 100% minus the LIBOR Reserve Percentage for such LIBOR Period.

                     "LIBOR RATE SPREAD" means the additional component of interest, expressed as a percentage per annum, to be added to the LIBOR Rate in determining the applicable rate of interest for LIBOR Borrowings. The applicable LIBOR Rate Spread shall be based on the Company's then effective Leverage Ratio, in accordance with the following pricing grid:

              LEVERAGE RATIO                            APPLICABLE LIBOR RATE SPREAD
              <   .50                                                1.50%
              >   .50 through .60                                    1.60%
              =
              >   .60                                                1.75%

                     As of June 30, 1999, the applicable Leverage Ratio was 0.52 the applicable LIBOR Rate Spread for the Loans as of the date of this Agreement is therefore 1.60%. The applicable LIBOR Rate Spread shall change with each change in the applicable Leverage Ratio, effective as of the effective date of the change in the applicable Leverage Ratio, as specified under the definition of Leverage Ratio.

                     "LIBOR RESERVE PERCENTAGE" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Regulation D. The Reserve Percentage shall be expressed as a decimal and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

                     "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                     "LOAN" or "LOANS" means each of the loans and Borrowings under this Agreement.

                     "LOAN DOCUMENTS" means, collectively, this Agreement, each Note, the Guaranty and any future Guaranties.

                     "MAJORITY BANKS" means, at any time, Bank(s) then holding in excess of 75% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Bank(s) then having in excess of 75% of the Total Aggregate Commitment (provided, however, that the outstanding amount of any Swing Line Advances shall not be considered for purposes of the foregoing definition of Majority Banks, except to the extent that such Swing Line Advances remain outstanding, and are not reimbursed as contemplated under Section 3.1(h), on or after the day following the making of such Swing Line Advances).

                     "MATERIAL" means, in connection with the Company, its Subsidiaries, and the Loans and the Loan Documents, such circumstances or facts which the Banks in the exercise of their discretion could reasonably be expected to rely upon in determining whether to enter into or to continue lending under this Agreement or which could reasonably be expected to have a bearing on any relevant actions undertaken by the Banks under the Loan Documents. Such Material circumstances or facts shall include, without limitation, such circumstances or facts as would materially alter, enlarge, restrict or otherwise affect the rights and liabilities otherwise existing between the parties to the Agreement or any other Loan Document.

                     "MATURITY DATE" means October 29, 2001, subject to possible extension pursuant to SECTION 4.18 (other than with respect to a Note held by a Bank which does not extend the maturity date of such Note pursuant to SECTION 4.18, in which case the applicable Maturity Date for such Note held by such non-renewing Bank shall be the Non-Renewing Bank Loan Maturity Date).

                     "MODEL UNIT" means a Unit Under Construction or Completed Unit to be used as a model home in connection with the sale of Units in a residential housing project.

                     "NET OPERATING INCOME" means the gross income received from the operation of the applicable Asset for the period in question, less expenses incurred and/or paid in connection with the operation and maintenance of such Asset that are allocable to such period, computed without regard to depreciation or debt service, but otherwise calculated in accordance with GAAP.

                     "NOI VALUE" has the meaning set forth in SECTION 3.5(d) hereof.

                     "NON-RENEWING BANK LOAN MATURITY DATE" means the maturity date of the Note held by a Bank which does not extend such maturity date in response to a request for such extension by the Company pursuant to
       SECTION 4.18.

                     "NON-WHOLLY OWNED SUBSIDIARY" means a Subsidiary, less than 100% of the capital stock of which (including voting and non-voting shares, but exclusive of directors' qualifying shares) is owned by the Company and its Wholly Owned Subsidiaries.

                     "NOTE" means each of the promissory notes, substantially in the form of EXHIBIT "A" attached hereto and made a part hereof, executed by the Company in favor of the Banks, each to the order of the applicable Bank as payee to evidence such Bank's share of the Loans, and each in the original principal amount of the applicable Bank's Commitment such that the aggregate original principal amount of all Notes is initially $175,000,000; as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced (and any promissory note that may be issued in substitution or exchange therefor).

                     "OBLIGATIONS" means all obligations of every nature of the Company from time to time owed to the Banks under the Loan Documents.

                     "OPINION OF COUNSEL" means the favorable written legal opinion of Goodsill Anderson Quinn & Stifel, as counsel to the Company and the Subsidiaries, substantially in the form of EXHIBIT "F" attached hereto, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

                     "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                     "PARTICIPANT" shall have the meaning set forth in
       SECTION 11.6.

                     "PERMITTED BUSINESS ACTIVITIES" means commercial, resort or residential real property acquisition, development, operation, and sales activities, and other activities reasonably incidental thereto.

                     "PERMITTED MARKETS" means those geographic market locations described in SCHEDULE 1.1(d) hereto.

                     "PERSON" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or otherwise.

                     "PLAN" means any employee benefit plan subject to ERISA and maintained by the Company and/or any Subsidiary or to which the Company and/or any Subsidiary is required to contribute on behalf of its employees.

                     "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place as determined by the Agent) at such time of such Bank's Commitment divided by the Total Aggregate Commitment.

                     "RATE HEDGING OBLIGATIONS" means, for any Person, the net obligations of such Person pursuant to any interest rate hedging agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                     "REFERENCE RATE" means the higher of:

                     (1) the rate of interest publicly announced from time to time by BofA in Charlotte, North Carolina, as its reference rate. It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                     (2)    0.50% per annum above the latest Federal Funds Rate.

       Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                     "REFERENCE RATE BORROWING" means any Loan or portion thereof which is not designated or redesignated by the Company as a LIBOR Borrowing pursuant to SECTIONS 3.3 OR 3.4.

                     "REFERENCE RATE SPREAD" means the additional component of interest, expressed as a percentage per annum, to be added to the Reference Rate in determining the applicable rate of interest for Reference Rate Borrowings. For the period beginning on the Closing Date and continuing through the entire term of the Loans, the Reference Rate Spread shall be equal to 0.00%.

                     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and any other regulation issued in substitution therefor.

                     "REQUEST FOR BORROWING" means a written request for a Borrowing substantially in the form of EXHIBIT "C" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                     "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of EXHIBIT "C" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                     "REQUEST FOR REDESIGNATION OF BORROWING" means a written request for redesignation of Borrowing substantially in the form of EXHIBIT "C" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                     "REQUIREMENT OF LAW" means, as to any Person, any Law applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                     "RESIDENTIAL ASSETS BORROWING BASE" has the meaning set forth in SECTION 3.5(c) hereof.

                     "RESPONSIBLE OFFICIAL" means: (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                     "RESORT PROPERTIES" means (a) any real property or business owned or operated by the Company or its Subsidiaries which is located on the Island of Lana'i, including residential developments and support services and other businesses, and (b) any other hospitality or resort property or business owned, operated or acquired by the Company or its Subsidiaries following the Closing Date.

                     "SENIOR DEBT" means, at any time of determination thereof, all indebtedness with respect to (i) the Loans and L/C Obligations,
       (ii) any other senior indebtedness of the Company to any Banks, and
       (iii) such other indebtedness for borrowed money senior to or ranking in equal priority to the Obligations.

                     "SOLD" means with respect to any Unit or any Finished Lot,
       (a) a third party purchase contract has been executed and is in full force and effect without any default thereunder on the part of the purchaser or seller, (b) a deposit in an amount customary for the type of property has been made by the buyer, and (c) the sale is non-contingent (except that, in the case of a sale of a Unit, a contingency may exist for obtaining conventional mortgage financing).

                     "SPECIAL CIRCUMSTANCE" means the adoption of any Law or interpretation, or any change therein or thereof, or any change in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable authority, or compliance by the Banks or their LIBOR Lending Offices with any request or directive (whether or not having the force of Law) of any Governmental Authority, central bank or comparable authority, or the occurrence of circumstances affecting the applicable certificate of deposit market or London interbank eurodollar market generally which are beyond the reasonable control of the Banks.

                     "SUBORDINATED DEBT" means such Indebtedness of the Company as is fully subordinated to the Obligations.

                     "SUBSIDIARY" means (i) any corporation of which at least a majority of the outstanding securities of any class or classes (however designated) having ordinary voting power to elect directors of the corporation is owned by the Company and/or by one or more than one other Subsidiary, and (ii) any partnership, joint venture or limited liability company in which the Company and/or any Subsidiary owns at least a majority interest and over which the Company and/or any Subsidiary exercises a degree of control sufficient to require the consolidation under GAAP of the results of operations of such Person with the results of operations of the Company for financial reporting purposes.

                     "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                     "SWING LINE ADVANCES" means Borrowings initially funded by BofA in the manner provided in SECTION 3.1(h).

                     "SYNDICATION AGENT" means Wells Fargo Bank, National Association, or such other Bank as is hereafter designated in writing by the Agent to serve as Syndication Agent hereunder (subject to SECTION 10.13 hereof).

                     "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income.

                     "TOTAL AGGREGATE COMMITMENT" means the total aggregate combined Commitments of the Banks. The Total Aggregate Commitment currently equals $175,000,000, and may decrease as provided in
       SECTION 4.18 and SECTION 4.19.

                     "TOTAL BORROWING BASE INDEBTEDNESS" means, subject to the limitations specified below, all Indebtedness of the Company and its Subsidiaries, including (a) the aggregate of all Senior Debt, (b) all reimbursement obligations and other obligations under any and all letters of credit and other Surety Instruments, (c) all unsecured obligations of partnerships or joint ventures in which the Company is a general partner, or otherwise liable, (d) the amount of all guaranties, suretyship agreements, or similar agreements in which the Company agrees to answer for the indebtedness or other financial obligations of another person or entity, (e) all unsecured indebtedness of the

       Company which is subordinate to the Obligations; PROVIDED, HOWEVER, "Total Borrowing Base Indebtedness" shall NOT include the Excluded Debt.

                     "UNDEVELOPED LAND" means Unentitled Land, or Entitled Land as to which no significant physical site improvement has commenced and is ongoing (or has been completed).

                     "UNENCUMBERED ASSET" means an Asset which is not subject to or encumbered by any deed of trust, mortgage, judgment lien, attachment lien or any other lien (other than liens which are permitted under SECTION 8.14).

                     "UNENTITLED LAND" means all land which is not Entitled
       Land.

                     "UNIT" means single family residential housing units.

                     "UNITS UNDER CONSTRUCTION" means any Units as to which any on-site, above-ground (E.G., framing) construction has commenced.

                     "UNSOLD UNITS" means Units Under Construction and Completed Units which are not Sold.

                     "VOTING STOCK" means any class or classes of securities having voting power to elect the directors of a corporation.

                     "WHOLLY OWNED SUBSIDIARY" means a Subsidiary, 100% of the capital stock of which (including voting and non-voting shares, but exclusive of director's qualifying shares) is owned by the Company and its Subsidiaries (other than Non-Wholly Owned Subsidiaries).

              1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any of the members of the relevant class.

              1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with GAAP.

              1.4    OTHER INTERPRETIVE PROVISIONS.

                     (1) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, subparagraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                     (2)    (i)    The term "documents" includes any and all
              instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                            (ii) The term "including" is not limiting and means "including without limitation."

                            (iii) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible, unless otherwise specified.

                     (3)    Unless otherwise expressly provided herein,
       (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                     (4) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. Unless otherwise expressly provided, all such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                     (5) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation; but rather shall be construed and interpreted in accordance with their fair meaning.

              1.5 EXHIBITS. All exhibits to this Agreement, either as now existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

ARTICLE 2:    RECITALS.

              This Agreement is made with reference to the following facts:

                     (1) The Company is primarily engaged in Permitted Business Activities within the Permitted Markets.

                     (2) The Company has applied to the Banks for the Loans to finance Permitted Business Activities within the Permitted Markets.

                     (3) The Banks are willing to make the Loans to the Company on the terms and conditions set forth in this Agreement and in the other Loan Documents.

ARTICLE 3:    BORROWING PROCEDURES AND LETTER OF CREDIT
              SUBLIMIT.

              3.1    DISBURSEMENT OF LOAN PROCEEDS.

                     (1) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Banking Day immediately preceding the Maturity Date (or, in the case of a non-renewing Bank under SECTION 4.18, the Non-Renewing Bank Loan Maturity Date), each Bank shall, according to its Pro Rata Share, make Loans to the Company in such amounts as the Company may request that do not exceed in the aggregate at any one time outstanding, the Commitment of such Bank (LESS the Pro Rata Share of such Bank's L/C Obligations, if any). Subject to the limitations set forth herein, the Company may borrow, repay and reborrow under each Bank's Commitment without premium or penalty. In no event shall the Banks be obligated to make Loans to the Company at any time if, after giving effect to such Loans, the provisions of SECTION 3.6 would be violated.

                     (2) Unless the Agent otherwise consents, the aggregate amount of each LIBOR Borrowing shall be in an integral multiple of $250,000, but not less than $750,000, and the aggregate amount of each Reference Rate Borrowing shall be in an integral multiple of $10,000, but not less than $100,000.

                     (3) The Loans made by the Banks pursuant to this Agreement shall be evidenced by each Note.

                     (4) A Request for Borrowing shall be irrevocable upon receipt by the Agent. The Agent shall not be bound by any preliminary information that it may give the Company concerning a particular LIBOR Rate before it delivers the binding LIBOR Rate notice in accordance with
       SECTION 3.3(b) below.

                     (5) Unless the Agent otherwise consents, no more than six (6) LIBOR Borrowings in the aggregate shall be outstanding at any one time.

                     (6) The Agent will notify each Bank of its receipt of a Request for Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing by 11:00 a.m. (California time) on the date of timely receipt of a Request for Borrowing by the Company.

                     (7) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's payment office (described on the signature page hereof) by 11:00 a.m. (California time) on the date of such Borrowing requested by the Company in funds immediately available to the Agent (provided that the foregoing shall not be deemed to alter the notice requirements of SECTIONS 3.2, 3.3 OR 3.1(f)). Subject to the provisions of SECTION
       3.7, the proceeds of all such Loans will then be made available to the Company by the Agent by deposit into the Account (by 2:00 p.m. (California time) the same day if such funds are received by the Agent by no later than 11:00 a.m. that day).

                     (8)    The following procedures shall apply to Swing Line
       Advances:

                            (1) Not later than 2:30 p.m., California time, on the Banking Day on which a proposed Swing Line Advance is to be made, BofA must have received in writing a request that a Swing Line Advance be made on that Banking Day, stating that such Advance shall be a Swing Line Advance, and stating the amount of the requested Swing Line Advance.

                            (2) Upon fulfillment of each of the applicable conditions in Article 6 and the condition that the aggregate amount of outstanding Swing Line Advances at no time exceeds $10,000,000, BofA shall credit to the Account, from BofA's funds, the amount of the requested Swing Line Advance.

                            (3) Prior to 10:00 a.m., California time, on the Banking Day following the Banking Day on which a Swing Line Advance is made, BofA shall inform each Bank by telephone, telecopier or telex stating (x) the date of the Swing Line Advance, (y) the amount of the Swing Line Advance, and (z) that BofA assumes that no Event of Default has occurred. BofA may assume that no Event of Default has occurred unless it has actual notice of the Event of Default, has received notice from the Company stating the nature of the Event of Default, or has received notice from a Bank stating the nature of the Event of Default and that such Bank considers the Event of Default to have occurred.

                            (4) Each Bank shall deliver to the Agent (for the benefit of BofA) before 12:00 noon, California time, on the Banking Day on which notice has been sent to such Bank under
              SECTION 3.1(h)(iii) immediately above informing such Bank of a Swing Line Advance, immediately available funds in an amount equal to such Bank's Pro Rata Share of such Swing Line Advance. The Agent shall pay all such amounts received to BofA, which shall immediately apply such amounts to such Swing Line Advance. The obligation of each Bank to make any disbursement to the Agent shall be subject to the condition that such Bank shall have been informed by BofA as described in SECTION 3.1(h)(iii) above, and BofA has not elected to make a Swing Line Advance with actual knowledge of an Event of Default. Except to the extent expressly set forth herein, the obligation of each Bank to make disbursements to the Agent pursuant to this SECTION 3.1(h)(iv) shall be absolute and unconditional.

                            (5) Upon the occurrence of any Event of Default, BofA shall have the option, which shall be exercisable by BofA in its sole discretion, to sell and transfer to each Bank, pursuant to the terms and conditions set forth herein, an undivided interest and participation, to the extent of such Bank's Pro Rata Share, in all outstanding Swing Line Advances. Forthwith upon notice from BofA to the Banks that BofA has elected to exercise the option set forth in the immediately preceding sentence, BofA shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank without recourse and, each Bank shall have deemed to have irrevocably and unconditionally purchased and received, an undivided interest and participation, to the extent of such Bank's Pro Rata Share, in all outstanding Swing Line Advances. Each Bank shall promptly (and in any event within two Banking Days) pay to the Agent (for the benefit of BofA) in immediately available funds an amount equal to such Bank's Pro Rata Share of the outstanding principal amount of such Swing Line Advances (and following such payment, the amounts so paid shall be deemed to be owing under the Note of the Bank that made the payment). The Agent shall pay all amounts received to BofA, which shall apply such amounts to such Swing Line Advances. Any amount payable to the Agent (for the benefit of BofA) pursuant to this
              SECTION 3.1(h)(v) and not paid within two Banking Days of the day on which notice of such payment received from the Agent shall bear interest until paid at the Reference Rate. If the Banks make any payment in respect of Swing Line Advances as contemplated by this
              SECTION 3.1(h)(v) and thereafter the Agent or BofA receives a payment on account of any such Advance, the Agent or BofA, as appropriate, shall promptly pay to each Bank which funded its participation therein an amount equal to such Bank's Pro Rata Share thereof. The obligation of each Bank to make payments under this SECTION 3.1(h)(v) shall be unconditional and irrevocable and shall be made under all circumstances. If any payment received on account of any Swing Line Advance and distributed to a Bank as a participant under this SECTION 3.1(h)(v) is thereafter recovered from the Agent or BofA in connection with any bankruptcy or insolvency proceeding relating to the Company or otherwise, each Bank which received such distribution shall, upon demand by the Agent, repay to the Agent or BofA, as applicable, such Bank's
              Pro Rata Share of the amount so recovered together with an amount equal to such Bank's Pro Rata Share (according to the proportion of (A) the total of such Bank's required repayment to (B) the total amount so recovered) of any interest or other amount paid or payable by the Agent or BofA in respect of the total amount so recovered.

                            (6) BofA shall not be obligated to make any Swing Line Advance pursuant to this SECTION 3.1(h) if the making of such Swing Line Advance would result in an aggregate amount of Swing Line Advances which are outstanding and not reimbursed by the Banks pursuant to
              SECTION 3.1(h)(iv) in excess of $10,000,000. Swing Line Advances shall be considered Borrowings for all purposes hereunder (including conditions to disbursement but excluding the notice requirement of SECTION 3.2), subject only to the special reimbursement obligations of the Banks pursuant to this
              SECTION 3.1(h).  If BofA is excused from its obligation
              to make a requested Swing Line Advance by this SECTION 3.1(h)(vi), the Company shall still be entitled to obtain the requested Borrowing pursuant to the other provisions of Article 3, subject to the conditions applicable to such Borrowings.

              3.2 REFERENCE RATE BORROWINGS. All Loans shall at all times constitute Reference Rate Borrowings unless properly designated or redesignated as LIBOR Borrowings pursuant to SECTIONS 3.3. OR 3.4. Each request by the Company for a new Reference Rate Borrowing (except for Swing Line Advances) shall be made pursuant to a Request for Borrowing received by the Agent, at the Agent's office, not later than 9:00 a.m. California time, at least one Banking Day prior to the date the Reference Rate Borrowing is to be funded to the Company. The Agent will notify each Bank of its receipt of a Request for Borrowing in accordance with SECTION 3.1(f).

              3.3    LIBOR BORROWING.

                     (1) Each request by the Company for a LIBOR Borrowing shall be made pursuant to a Request for Borrowing received by the Agent, at the Agent's office, not later than 9:00 a.m., California time, at least three (3) LIBOR Banking Days before the first day of the applicable LIBOR Period. The Agent will notify each Bank of its receipt of a Request for Borrowing in accordance with SECTION 3.1(f).

                     (2) At or about 9:00 a.m., California time, one (1) LIBOR Banking Day after the LIBOR Banking Day on which Agent receives Company's Request for Borrowing, the Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Banks by telephone, telecopier or telex.

                     (3) Upon fulfillment of the applicable conditions set forth in Article 6, a LIBOR Borrowing shall become effective on the first day of the applicable LIBOR Period.

                     (4) The Agent in its sole discretion may require the Company to request any LIBOR Borrowing of $100,000,000 or more, or any redesignation of a Reference Rate Borrowing of $100,000,000 or more as a LIBOR Borrowing, at a time or on a day which is one (1) LIBOR Banking Day earlier than the deadline stated above (or for redesignations of Reference Rate Borrowings, stated in SECTION 3.4 below) for making such a request.

                     (5) Nothing contained herein shall require the Banks to fund any LIBOR Borrowing in the London interbank eurodollar market or other Designated Market.

              3.4    REDESIGNATION OF BORROWINGS.

                     (1) If any LIBOR Borrowing is not repaid on the last day of the applicable LIBOR Period, such Borrowing automatically shall be redesignated as a Reference Rate Borrowing on such date.

                     (2) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date until one month preceding the Maturity Date, the Company may request that all or a portion of outstanding Reference Rate Borrowings be redesignated as a LIBOR Borrowing; provided that the LIBOR Period for such LIBOR Borrowing shall end on or before the Maturity Date.

                     (3) Each redesignation of all or a portion of outstanding Reference Rate Borrowings as a LIBOR Borrowing shall be made pursuant to a written Request for Redesignation of Borrowing. Not later than 9:00 a.m., California time, at least three (3) LIBOR Banking Days prior to the first day of the applicable LIBOR Period, the Agent shall have received, at the Agent's office, a properly completed Request for Redesignation of Borrowing specifying (1) the requested date of redesignation, (2) the requested amount of Reference Rate Borrowings to be redesignated as a LIBOR Borrowing, and (3) the requested LIBOR Period. The Agent may, in its sole and absolute discretion, permit a Request for Redesignation of Borrowing to be made by telecopier or by telephone (with confirmation sent promptly by telecopier) by the Company.

                     (4) The Agent will notify each Bank of its receipt of a Request for Redesignation by 11:00 a.m. (California time) on the date of timely receipt of a Request for Redesignation from the Company. All redesignations shall be made ratably according to the respective outstanding principal amount of the Loans with respect to which the Request for Redesignation was given is then held by each Bank.

                     (5) Unless all of the Banks otherwise agree, during the existence of an Event of Default, the Company may not elect to have a Loan converted into a LIBOR Borrowing.

                     (6) Unless the Banks otherwise consent, the amount of Reference Rate Borrowings to be redesignated as a LIBOR Borrowing shall be an integral multiple of $250,000, but not less than $750,000.

                     (7) With respect to any redesignation of Reference Rate Borrowing as a LIBOR Borrowing, at or about 9:00 a.m., California time, one (1) LIBOR Banking Day after the LIBOR Banking Day on which Agent receives Company's

       Request for Redesignation, the Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Banks by telephone, telecopier or telex.

                     (8) Upon fulfillment of the applicable conditions set forth in this Agreement, the redesignation of all or a portion of outstanding Reference Rate Borrowings as a LIBOR Borrowing shall become effective on the first day of the applicable LIBOR Period.

                     (9) A Request for Redesignation of Borrowing shall be irrevocable upon receipt by the Agent.

                     (10) Nothing contained herein shall require the Banks to fund any LIBOR Borrowing resulting from redesignation of all or a portion of any of the Reference Rate Borrowings in the London interbank eurodollar market or other Designated Market.

              3.5    CALCULATION AND AMOUNT OF BORROWING BASE.

                     (1) CALCULATION. The Borrowing Base shall be calculated at the times and in the manner set forth in this SECTION 3.5(a):

                            (1) Within fifty (50) days after the end of each calendar quarter, and at such other times as the Agent may reasonably require, the Company shall provide the Agent with a Borrowing Base Certificate showing the Company's calculations of the components of the Borrowing Base as of the end of such calendar quarter and such data supporting such calculations as the Agent may require. The Agent shall have a period of thirty
              (30) days following receipt of a Borrowing Base Certificate to notify the Company of the Agent's approval or disapproval thereof. Failure of the Agent to so notify the Company within such thirty (30) day period shall be deemed approval and such Borrowing Base as set forth in such Borrowing Base Certificate shall be effective as of the date approved (or deemed approved) by the Agent.

                            (2) In the event and at the time that the Agent timely notifies the Company of disapproval of a Borrowing Base Certificate (or should the Company fail to provide a Borrowing Base Certificate to Agent as and when required under SECTION 3.5(a)(i) above), the Agent shall notify the Company in writing of the amount of the Borrowing Base as reasonably determined by the Agent and the basis of such determination, and the effective date thereof (which shall be the date of the giving of such notice respecting the amount of the Borrowing Base by the Agent), and such amount shall thereupon and thereafter constitute the Borrowing Base which shall remain in effect until such time as the Borrowing Base is redetermined in accordance with this

              SECTION 3.5(a). The Agent and the Company shall each cooperate in good faith with the other in the calculation of the Borrowing Base in circumstances where the Agent disapproves a Borrowing Base Certificate prepared by the Company.

                            (3) Each determination of the Borrowing Base in accordance with this SECTION 3.5(a) shall be binding and conclusive upon the parties hereto, absent manifest error, and provided that the Agent is not bound to rely on information and figures provided by the Company if the Agent determines in good faith that it would be inappropriate to do so.

                     (2) AMOUNT OF BORROWING BASE. As used herein, the term "Borrowing Base" shall mean the sum of (i) the Residential Assets Borrowing Base (as described in SECTION 3.5(c) below), (ii) the Commercial Assets Borrowing Base (as described in SECTION 3.5(d) below), and (iii) the Kunia and Keene's Pointe Borrowing Base (as described in
       SECTION 3.5(e) below).

                     (3) RESIDENTIAL ASSETS BORROWING BASE. Except as set forth in SECTIONS 3.5(c)(vi) AND (vii) below, the "Residential Assets Borrowing Base" shall equal the sum of the following amounts specified in subsections (i) through (v) below (without duplication) with respect to the following types of Unencumbered Assets owned (in fee) by the Company or one or more Wholly Owned Subsidiaries, each of which is a Guarantor:

                            (1) LAND/LOTS UNDER DEVELOPMENT. 60% of the GAAP Value of the Land/Lots Under Development; PLUS

                            (2) FINISHED LOTS (UNSOLD). 65% of the GAAP Value of Finished Lots which are not Sold Finished Lots; PLUS

                            (3) FINISHED LOTS (SOLD). 70% of the GAAP Value of Finished Lots which constitute Sold Finished Lots; PLUS

                            (4) UNITS UNDER CONSTRUCTION AND COMPLETED UNITS. 75% of the GAAP Value of the Units Under Construction and Completed Units (subject to adjustment for Completed Units as set forth in SECTION 3.5(c)(vi) below); PLUS

                            (5) SOLD UNITS. 85% of the lesser of (A) GAAP Value or (B) the sales price less reasonable anticipated closing costs, of any Units which constitute Sold Units.

                            (6) Advance rates for Units Under Construction and Completed Units shall decrease as follows with the passage of time following the dates such Units become Completed Units:
              (A) 180 days following the date such Units become Completed Units (other than with respect to Model

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

              Units, as to which clause (C) below shall apply) the applicable advance rate shall decrease from 75% (as specified in SECTION 3.5(c)(iv) above) to 50%; (B) 270 days following the date that such Units become Completed Units (other than with respect to Model Units, as to which clause (C) below shall apply) the applicable advance rate shall decrease from 50% to 0% (I.E., no value shall be attributed to the Residential Assets Borrowing
              Base); and (C) with respect to Model Units, 180 days following the sale of the last production Unit in the applicable project relating to such Model Unit, the applicable advance rate for such Model Units shall decrease from 75% (as specified in SECTION 3.5(c)(iv) above) to 0% (I.E., no value shall be attributed to the Residential Assets Borrowing Base).

                            (7) anything contained in this Agreement to the contrary notwithstanding, (A) in no event shall more than $70,000,000 of the Residential Assets Borrowing Base be attributable to Land/Lots Under Development; and (B) in no event shall any lots be included in the Residential Assets Borrowing Base under the Land/Lots Under Development or Finished Lots (Unsold) categories which, in the Agent's reasonable estimation based on the trailing 12-month absorption, exceed either (1) a two year supply of such lots with respect to all of the residential projects of the Company and its Subsidiaries in the aggregate (including the Kunia Partnership and Keene's Pointe Partnership) which are included in the Residential Assets Borrowing Base, or (2) a three-year supply with respect to any individual residential project which is part of the Residential Assets Borrowing Base.

                     (4) COMMERCIAL ASSETS BORROWING BASE. The "Commercial Assets Borrowing Base" shall equal the sum of the following amounts (without duplication) with respect to the following types of Unencumbered Assets owned (in fee) by the Company or one or more Wholly Owned Subsidiaries, each of which is a Guarantor:

                            (1)    with respect to Commercial Completed
              Borrowing Base Assets which had an occupancy level of less than 50% as of the end of the preceding two consecutive calendar quarters, an amount equal to 50% of the lesser of (A) the NOI Value (as defined below) of such Assets, or (B) the GAAP Value of such Assets;

                            (2)    with respect to Commercial Completed
              Borrowing Base Assets which have occupancy levels which exceed those specified in subparagraph (i) immediately above, an amount equal to 65% of the NOI Value of such Assets;

                            (3) with respect to Commercial Under Development Borrowing Base Assets, an amount equal to 65% of the GAAP Value of such assets; provided that following completion of construction and the receipt of a certificate of occupancy (or its equivalent), the amount to be added to the

              Commercial Assets Borrowing Base under this subparagraph (iii) shall equal 65% of (A) for the quarter ending in which the certificate of occupancy was issued, and for the next two consecutive quarters, the higher of (1) the NOI Value of such Assets, and (2) the GAAP Value of such Assets, and (B) commencing with the fourth quarter after which the certificate of occupancy (or its equivalent) was issued (the quarter in which it was issued being deemed to be the first quarter), the Commercial Under Development Borrowing Base Asset will be deemed to be converted to a Commercial Completed Borrowing Base Asset, and shall be included in the Commercial Assets Borrowing Base in accordance with the provisions of subparagraphs (i) and (ii) above; and

                            (4) with respect to golf courses (which shall be considered commercial Assets, but shall NOT be deemed to be Assets which are included within subparagraphs (i), (ii) or (iii) immediately above), an amount equal to 65% of the lesser of (A) the NOI Value of such Assets, or (B) the GAAP Value of such Assets.

The Company may elect to classify a Commercial Completed Borrowing Base Asset as a Commercial Under Development Borrowing Base Asset to the extent that the Company has commenced to refurbish, retrofit and/or otherwise renovate the Asset in such a manner that the Asset should reasonably be viewed as a property under development (provided, however, that Agent may disapprove such reclassification if Agent in its reasonable discretion does not believe such reclassification is appropriate given the scope and nature of the work to be done with respect thereto).

As used in this SECTION 3.5(d), "NOI Value" means, with respect to any Asset, as of the date of determination, an amount equal to (a) the annualized Net Operating Income (as reasonably determined by Agent) generated from the subject Asset during the immediately preceding three full calendar months, LESS [(i) the Applicable Capital Expenditure Reserve Factor for the type of commercial Asset in question, times (ii) the amount of such annualized Net Operating Income] DIVIDED BY (b) the Applicable Capitalization Rate.

Only those commercial Assets which constitute "Commercial Borrowing Base Assets" shall be included in the calculation of the Commercial Assets Borrowing Base as set forth above. The Assets which shall initially constitute the Commercial Borrowing Base Assets are as set forth on SCHEDULE 3.5(d) hereto. From time to time after the Closing Date, the Company may submit written requests (not more often than once each calendar month) to designate additional Assets as Commercial Borrowing Base Assets. In each instance, it shall be in the sole and absolute discretion of the Majority Banks as to whether any additional Assets are added to the Commercial Borrowing Base Assets; provided that the Majority Banks shall use reasonable efforts to respond to any requests by the Company to add additional Assets to the Commercial Borrowing Base Assets within 30 days of the receipt by Agent of such written request from the Company (together with such information regarding each of such Assets as the Majority Banks and Agent shall request). Provided further, however, that failure of the Majority Banks to respond to any such request within such 30-day period shall be deemed to be a disapproval of such request (provided that as to each Bank that has failed to respond within such time period, Company may request that Agent extend the period during which approvals may be obtained from each such Bank by an additional 30 days, and during such additional 30 day period Agent shall use reasonable efforts to obtain a response from each such Bank that previously failed to respond). Without limiting the Majority Banks' discretion as to which Assets shall be designated as part of the Commercial Borrowing Base Assets, the Company acknowledges and understands that the Agent shall not be required to even submit an Asset to the Banks for their consideration unless such Asset is an Unencumbered Asset, owned 100% (in fee) by the Company or its Wholly Owned Subsidiary (that is a Guarantor), is a commercial asset of a type described in SCHEDULE 1.1(a), and as to which a recent "Phase I" environmental report has disclosed no material toxic or hazardous substances. In connection with each request from the Company to add an Asset to the Commercial Borrowing Base Assets, the Company shall submit to the Agent the following information and documentation, in addition to any other information, documentation or other items required by the Agent or the Majority Banks in their sole discretion: (1) a current Phase I environmental report, (2) a current title report (with copies of all title exceptions), and (3) a current rent roll (and detailed analysis of the Net Operating Income generated from such Asset, including gross rental receipts, operating expenses, capital expenditures and other relevant information for at least the prior four quarters, if available).

Assets may be removed from the approved Commercial Borrowing Base Assets as follows:

                     (1) The Company may remove Assets at any time from the approved Commercial Borrowing Base Assets, upon not less than ten (10) days' written notice to the Agent, so long as (A) the Company shall concurrently reduce the outstanding amount of Loans and/or L/C Obligations (by repayment of outstanding Loans, termination of issued Letters of Credit, or both) to the extent necessary to comply with the availability limits set forth in SECTION 3.6 below, and any other applicable provisions of this Agreement, (B) following such removal, the Commercial Borrowing Base Assets shall not have less than five (5) separate Assets which constitute the Commercial Borrowing Base Assets,
       (C) following such removal, the Company would not be in violation of
       SECTION 8.34, and (D) no Event of Default or event that with the giving of notice and/or the passage of time would constitute an Event of Default shall have occurred and be continuing; and

                     (1) Notwithstanding that such Assets may have been approved to serve as part of the Commercial Borrowing Base Assets, (A) any Assets or portion of any Assets consisting of any golf courses shall be removed from, and shall not constitute, Commercial Borrowing Base Assets, and the Company shall receive no credit therefor in determining the Borrowing Base, TO THE EXTENT that the GAAP Value of such golf course Assets at any time exceeds fifteen percent (15%) of the amount of the total Borrowing Base; and (B) any Assets or portion of any Assets consisting of any Commercial Under Development Borrowing Base Assets shall be removed from, and shall not constitute, Commercial Borrowing Base Assets, and the Company shall receive no credit therefor in determining the Borrowing Base, TO THE EXTENT that the GAAP Value of such Commercial Under Development Borrowing Base Assets at any time exceeds fifteen percent (15%) of the amount of the total Borrowing Base.

       (5) KUNIA AND KEENE'S POINTE BORROWING BASE. The Kunia and Keene's Pointe Borrowing Base shall be equal to the sum of the following amounts with respect to the Kunia Partnership and Kunia Property and the Keene's Pointe Partnership and Keene's Pointe Property:

                     (1) As to the Kunia Partnership and Kunia Property, an amount equal to the lesser of (A) the amount which would be arrived at for the various categories of residential properties (and the advance rates applicable thereto) within the Kunia Property, calculated in accordance with SECTION 3.5(c) above, AS IF the Company (not the Kunia Partnership) owned one-hundred percent of the Kunia Property, and
       (B) [the GAAP Value of each of the types of residential Assets specified in SECTIONS 3.5(c)(i) THROUGH (v) above (without duplication) MINUS the GAAP Value of the ownership or equity interest held by all Minority Partners (as defined below) in each such type of residential Asset under the Kunia Partnership Agreement, as determined by Agent in its sole but reasonable discretion] TIMES the applicable advance rates for each such type of residential Asset, as specified in SECTION 3.5(c) above. (As used herein, "Minority Partners" means all Persons who have any ownership or equity interest in the Kunia Partnership or the Keene's Pointe Partnership that are not the Company or a Wholly Owned Subsidiary of the Company.) In determining the GAAP Value of the ownership or equity interests of the Minority Partners, the Agent may require the opinion of the Company's counsel, and such financial information and other information and due diligence with respect thereto as the Agent shall reasonably request.

                     (2) As to the Keene's Pointe Partnership and Keene's Pointe Property, an amount equal to the lesser of (A) the amount which would be arrived at for the various categories of residential properties (and the advance rates applicable thereto) within the Keene's Pointe Property, calculated in accordance with SECTION 3.5(c) above, AS IF the Company (not Keene's Pointe) owned one-hundred percent of the Keene's Pointe Property, and (B) [the GAAP Value of each of the types of residential Assets specified in SECTIONS 3.5(c)(i) THROUGH (v) above (without duplication) MINUS the GAAP Value of the ownership or equity interest held by all Minority Partners in each such type of residential Asset under the Keene's Pointe Partnership Agreement, as determined by Agent in its sole but reasonable discretion] TIMES the applicable advance rates for each such type of residential Asset, as specified in SECTION 3.5(c) above. In determining the GAAP Value of the ownership or equity interests of the Minority Partners, the Agent may require the opinion of the Company's counsel, and such financial information and other information and due diligence with respect thereto as the Agent shall reasonably request.

                     (6) Anything in this Agreement to the contrary notwithstanding (but WITHOUT LIMITING the requirements set forth above in this SECTION 3.5), only Assets which are Unencumbered Assets, which are 100% owned (in fee) by the Company or a Wholly Owned Subsidiary (except as specified in subparagraph (e) immediately above) that is a Guarantor, may be Borrowing Base Assets. Any Asset that is not an Unencumbered Asset, or which otherwise does not satisfy the requirements set forth above, shall have no value for purposes of the Borrowing Base (I.E., a 0% advance rate). For Units, Finished Lots or any other Assets that are sold and title thereto conveyed to a buyer, or that otherwise cease to be owned by the Company or any Wholly Owned Subsidiary (except as specified in subparagraph (e) immediately above) that is a Guarantor, the applicable advance rate shall decrease to 0%, and the Company shall not be entitled to have any value for such assets attributed to the Borrowing Base.

              3.6 LIMITATIONS ON AGGREGATE OUTSTANDING LOANS. The sum of the aggregate principal amount at any time outstanding under the Loans PLUS the L/C Obligations shall not at any time exceed the lesser of (i) the Total Aggregate Commitment or (ii) the Borrowing Base LESS Total Borrowing Base Indebtedness (exclusive of the outstanding amount of the Loans and L/C Obligations).

              3.7    PAYMENTS BY THE BANKS TO THE AGENT.

                     (1) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Banking Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the date of Borrowing and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Banking Day following such date of Borrowing make such amount available to the Agent, together with interest at the Reference Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Banking Day following the date of Borrowing, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with accrued interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                     (2) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on such date of Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any date of Borrowing.

              3.8 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks so participating in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.7) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

              3.9    LETTER OF CREDIT SUBLIMIT.

                     3.9.1 AVAILABILITY PERIODS AND MAXIMUM L/C OBLIGATIONS. Subject to the terms and upon the conditions of this Agreement, the Issuing Bank shall issue letters of credit for the account of the Company from time to time up to but not including October 29, 2001 (as extended by the Issuing Bank in writing from time to time in its sole discretion, the "L/C Commitment Termination Date"). The maximum aggregate principal amount which remains undrawn under all outstanding Letters of Credit (the "L/C Obligations") under this Agreement shall not exceed at any one time outstanding the aggregate principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the "L/C Commitment").

                     3.9.2  STANDBY LETTERS OF CREDIT.

                     (1) AMOUNTS AND TERMS OF STANDBY LETTERS OF CREDIT. During the period from the date of this Agreement to but excluding the L/C Commitment Termination Date, and subject to the terms and conditions of this Agreement, upon Company's request pursuant to SECTION 3.9.3, the Issuing Bank shall issue one or more standby letter(s) of credit (each, a "Letter of Credit," and collectively, the "Letters of Credit") for the account of Company; PROVIDED that the Issuing Bank shall not be obligated to issue any Letter of Credit if, after giving effect thereto, (i) the L/C Obligations would exceed the L/C Commitment, or (ii) the total aggregate outstanding Loans PLUS the L/C Obligations would exceed the Total Aggregate Commitment, or (iii) the Total Borrowing Base Indebtedness would exceed the Borrowing Base. All Letters of Credit shall be on Issuing Bank's standard forms of letters of credit at the time of issuance. No Letter of Credit shall have an expiration date (unless the Issuing Bank and Majority Banks otherwise consent in writing) later than the Maturity Date. The Issuing Bank shall not be required to issue any Letter of Credit hereunder unless such Letter of Credit is for the benefit of a party to which the Company or a Subsidiary owes certain performance obligations in connection with its Permitted Business Activities (for example, for the benefit of a municipality to support the Company's obligation to widen public streets in connection with a residential development project).

                     (2) LETTER OF CREDIT DRAWS ARE LOANS UNDER THIS AGREEMENT. Company and each Bank agree that any draws under any Letters of Credit shall constitute Loans under this Agreement for all purposes. Without limiting the foregoing, (i) all draws under any Letter of Credit shall bear interest and be repaid as Loans outstanding under this Agreement, and (ii) if, at the time any draw is made under any Letter of Credit, an Event of Default has occurred or the Maturity Date has passed or the Loans have been accelerated or are otherwise due and payable, such draw under such Letter of Credit shall be immediately due and payable in full. Promptly upon being notified by the Agent (after Agent has received notice from the Issuing Bank) that a draw has occurred under any Letter of Credit, each Bank shall reimburse the Agent, for the benefit of the Issuing Bank, for that Bank's Pro Rata Share of such draw.

                     3.9.3 REQUEST FOR LETTER OF CREDIT. The Company, on or after the Closing Date, shall give the Issuing Bank notice of its request for the issuance of a Letter of Credit by delivering to the Issuing Bank (with a copy to the Agent) a duly executed and completed L/C Application on Issuing Bank's then current form (herein, an "L/C Application"). Such request shall specify: (i) the date on which the issuance of the Letter of Credit is requested to be made (which day shall be a Banking Day), and (ii) the amount of the Letter of Credit. Subject to the conditions herein, the Issuing Bank will issue the Letter of Credit as soon as reasonably practicable after receiving the above described notice.

                     3.9.4 LETTER OF CREDIT FEES. For each Letter of Credit issued by the Issuing Bank (and upon any renewal thereof), the Company shall pay to the Agent, for the account of each Bank in accordance with its Pro Rata Share, from the Company's own funds a fee equal to the applicable LIBOR Rate Spread LESS .10% per annum (based on a 360 day year) TIMES the undrawn dollar amount of the Letter of Credit, which shall be payable quarterly in advance on the date of issuance and as of the first day of each calendar quarter; and to the Agent, for the account of the Issuing Bank, from the Company's own funds a fee equal to .10% per annum TIMES the undrawn dollar amount of the Letter of Credit (collectively, the "Letter of Credit Fee"), which shall be payable quarterly in advance on the date of issuance and as of the first day of each calendar quarter.

                     3.9.5 CONDITIONS PRECEDENT TO ISSUANCE OF LETTERS OF CREDIT. The obligation of the Issuing Bank to issue any Letter of Credit requested by the Company is subject to satisfaction of the following conditions precedent:

                     (1) CONDITIONS TO LOANS SHALL BE SATISFIED. Each of the conditions specified in SECTIONS 6.1 AND 6.2 to Borrowings shall also be applicable as conditions precedent to the issuance of any Letter of Credit.

                     (2) L/C APPLICATION. The Issuing Bank shall have received from the Company, in form and substance satisfactory to the Issuing Bank, (i) a duly executed and completed L/C Application which L/C Application shall set forth, among other things, the beneficiary, the amount, and the term of the proposed Letter of Credit, and (ii) a duly executed and completed Request for Letter of Credit (in the form attached hereto as EXHIBIT "C").

                     (3) ISSUING BANK APPROVAL. The Issuing Bank shall have determined that the amount of any requested Letter of Credit, the beneficiary thereof and the other terms contained in the documents pertaining to such Letter of Credit are satisfactory to the Issuing Bank in the exercise of its reasonable discretion.

                     (4) PAYMENT OF FEES. The Company shall pay the applicable Letter of Credit Fee. The applicable Letter of Credit Fee shall be payable prior to the issuance (or renewal) of any Letter of Credit and shall be paid by the Company to the Agent. In addition, the Company shall pay all reasonable and customary fees and costs (other than Letter of Credit fees) described in the documents pertaining to such Letter of Credit.

                     (5) TELEPHONE CONFIRMATION. Prior to the issuance of any Letter of Credit, the Issuing Bank shall confirm by telephone with the Agent that, following the issuance of such Letter of Credit, none of the limitations set forth in SECTION 3.9 would be violated.

ARTICLE 4:    PAYMENTS AND FEES.

              4.1    PRINCIPAL AND INTEREST.

                     (1) Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the rate specified in SECTION 4.4. Upon any partial prepayment or payment in full or redesignation of outstanding Reference Rate Borrowings, interest accrued through the date of such prepayment or redesignation shall be payable on the next following Interest Payment Date and shall be deducted from the Account on such date (provided Agent shall give Company written notice of the amount of such interest due, and obtain Company's approval to deduct such amount from the Account, prior to effectuating such deduction). Upon any partial prepayment or payment in full or redesignation of any LIBOR Borrowings, interest accrued through the date of such prepayment, payment, or redesignation shall be payable on the next following Interest Payment Date, and shall be deducted from the Account on such date (provided Agent shall give Company written notice of the amount of such interest due, and obtain Company's approval to deduct such amount from the Account, prior to effectuating such deduction). Company's failure to give Agent approval to deduct sums owing from the Account or insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date.

                     (2) Interest on each Reference Rate Borrowing shall be computed on the basis of a year of 360 days and the actual number of days elapsed, at the Reference Rate TIMES the total principal balance outstanding under each Note. Interest accrued on each Reference Rate Borrowing shall be payable on each Interest Payment Date, commencing with the first such date to occur after the Closing Date, and shall be deducted from the Account on each such Interest Payment Date (provided Agent shall give Company written notice of the amount of such interest due, and obtain Company's approval to deduct such amount from the Account, prior to effectuating such deduction). Company's failure to give Agent approval to deduct sums owing from the Account or insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest
       Payment Date. The Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each Interest Payment Date, but failure of the Agent to do so shall not excuse payment of such interest when payable. EXCEPT as otherwise provided in SECTION 4.4, the unpaid principal amount of any Reference Rate Borrowing shall bear interest at a fluctuating rate per annum equal to the Reference Rate. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Reference Rate. Each change in the Reference Rate shall be effective as of 12:01 a.m. on the Banking Day on which the change in the Reference
       Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

                     (3) Interest on each LIBOR Borrowing shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest accrued on each LIBOR Borrowing shall be payable on each Interest Payment Date and shall be deducted from the Account on such date. Insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date. The Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each such date, but failure of the Agent to do so shall not excuse payment of such interest when payable. The unpaid principal amount of any LIBOR Borrowing shall bear interest at a rate per annum equal to the LIBOR Rate for that LIBOR Borrowing PLUS the applicable LIBOR Rate Spread.

                     (4) If not sooner paid, the principal indebtedness evidenced by each Note shall be payable as follows:

                     (1) subject to the applicable provisions of this Agreement providing for automatic redesignation of Borrowings upon compliance with SECTION 3.4, the principal amount of each LIBOR Borrowing shall be payable on the last day of the LIBOR Period for such Borrowing;

                     (2) the amount, if any, by which the principal indebtedness evidenced by each Note at any time exceeds the applicable Bank's Commitment shall be payable immediately;

                     (3)    the amount of each payment required pursuant to
            SECTION 4.16 shall be payable immediately;

                     (4) all outstanding Loans (other than as specified in subparagraph (v) below) shall be payable on the Maturity Date; and

                     (5) the principal of any Note held by a Bank which refuses to extend the Maturity Date pursuant to SECTION 4.18, if not sooner paid, shall be payable on such Bank's Non-Renewing Bank Loan Maturity Date.

                     (5) Each Note may, at any time and from time to time, be paid or prepaid in whole or in part, PROVIDED that (i) any partial prepayment shall be an integral multiple of $10,000, (ii) any partial prepayment shall be in an amount not less than $100,000, (iii) EXCEPT as required by subsection (d) above, no LIBOR Borrowing may be paid or prepaid in whole or in part prior to the last day of the applicable LIBOR Period without the prior consent of each Bank, and, notwithstanding such required prepayment or such consent, any payment or prepayment of all or any part of any LIBOR Borrowing on a day other than the last day of the applicable LIBOR Period shall be made on a LIBOR Banking Day, as applicable, and shall be preceded by at least five (5) LIBOR Banking Days, as applicable, written notice to the Agent of the date and amount of such payment or payments, and (iv) any prepayment of a LIBOR Borrowing prior to the last day of the applicable LIBOR Period shall be accompanied by a prepayment fee calculated in accordance with subsection (f) below. In addition, if at any time the amount of any LIBOR Borrowing is reduced (by payment, prepayment or conversion of a part thereof) to an amount less than $750,000, such LIBOR Borrowing shall automatically convert into a Reference Rate Borrowing, and on and after such date the right of the Company to continue such Borrowing as a LIBOR Borrowing shall terminate.

                     (6) Upon payment or prepayment of any LIBOR Borrowing, or redesignation of a LIBOR Borrowing to a Reference Rate Borrowing, on a day other than the last day in the applicable LIBOR Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), the Company shall pay to the Agent a prepayment fee calculated as follows (and determined as though 100% of the LIBOR Borrowing had been funded in the Designated Market):

                     (1) the Interest Differential with respect to such LIBOR Borrowing (which, when received by the Agent, shall be distributed by the Agent to the Banks according to their respective Pro Rata Shares); PLUS

                     (2) all out-of-pocket expenses incurred by the Banks and reasonably attributable to such payment or prepayment (which, when received by the Agent, shall be distributed by the Agent to the Banks in amounts corresponding to their out-of- pocket expenses);

PROVIDED that no prepayment fee shall be payable (and no credit or rebate shall be required) under the foregoing provisions of this Section 4.1(f) if the sum of the foregoing clauses (i) and (ii) is not positive. The Agent's determination of the amount of any prepayment fee payable under this SECTION 4.1(f) shall be conclusive in the absence of manifest error.

              Nothing contained in this SECTION 4.1 shall relieve the Company from its obligation to make interest payments to the Banks on each Interest Payment Date (in accordance with the terms and conditions contained herein) in the event the funds held in the Account are insufficient to make such interest payments on any such Interest Payment Date.

              4.2 UNUSED FEE. For the period commencing on the date of this Agreement and ending on the Maturity Date, the Company shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share an unused fee, computed on the basis of a year of 360 days and the actual number of days elapsed, at the rate of .25% per annum TIMES the average daily difference, if positive, between (a) the Total Aggregate Commitment, and (b) the total principal balance outstanding under the Notes (including any Swing Line Advances) plus the L/C Obligations (PROVIDED, HOWEVER, that for any calendar quarter where the average daily difference between (i) the Total Aggregate Commitment, and (ii) the total principal balance outstanding under the Notes plus the L/C Obligations, does not exceed 40% of the Total Aggregate Commitment, no unused fee shall be payable by the Company under this SECTION 4.2 for such quarter). The unused fee accrued as of the last day of March, June, September and December of each year shall be payable in arrears on the day on which the Agent notifies the Company of the amount due, EXCEPT that upon payment of each Note in full, the unused fee accrued to the date of payment shall be payable on the date of payment.

              4.3 FACILITY FEE. For the period commencing on the date of this Agreement and ending on the Maturity Date, the Company shall pay to the Agent for the account of each Bank a facility fee, computed on the basis of a year of 360 days and the actual number of days, payable at a rate equal to the Applicable Facility Fee Rate, TIMES the amount of the Commitment of each such Bank. The facility fee owing to each Bank under this SECTION 4.3 shall be payable quarterly in advance on the first day of each January, April, July, and October of each year (and shall be calculated based on the Leverage Ratio applicable as of each such date).

              4.4 LATE PAYMENTS. Should any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Banks not be paid within 15 days of when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Reference Rate PLUS 2.00% per annum, to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Law.

              4.5 TAXES. All payments payable to the Banks hereunder or with respect to the Loan Documents shall be made to the Banks without deductions for any Taxes or Other Taxes except to the extent the Company is required by any Law or Governmental Authority to withhold and except in accordance with SECTION 10.10 to the extent, if any, that such amounts are required to be withheld by the Agent under the laws of the United States of America or any other applicable taxing authority.

              4.6    ILLEGALITY.

                     (1) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Borrowings, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make LIBOR Borrowings shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                     (2) If a Bank determines that it is unlawful to maintain any LIBOR Borrowing, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Borrowings of that Bank then outstanding, together with interest accrued thereon and amounts required under SECTION 4.1(f), either on the last day of the LIBOR Period thereof, if the Bank may lawfully continue to maintain such LIBOR Borrowings to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Borrowing. If the Company is required to so prepay any LIBOR Borrowing, then concurrently with such prepayment, the Company may, at its option, borrow from the affected Bank, in the amount of such repayment, a Reference Rate Borrowing.

                     (3) If the obligation of any Bank to make or maintain LIBOR Borrowings has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as LIBOR Borrowings shall be instead Reference Rate Borrowings.

                     (4) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Reference Rate Borrowings if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

              4.7    INCREASED COSTS AND REDUCTION OF RETURN.

                     (1) If any Bank determines in good faith that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline imposed or request made by any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Borrowings, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                     (2)    If any Bank shall have determined in good faith that
       (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any

       Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation described in clauses (i) through (iii) above, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

              4.8 FUNDING LOSSES. The Company hereby indemnifies each Bank against, and agrees to hold each Bank harmless from and reimburse each Bank on demand for, all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages (INCLUDING, without limitation, any interest paid by any Bank for deposits in dollars in the London eurodollar market, or other eurodollar market, and any loss sustained by any Bank in connection with the reemployment of funds) incurred or sustained by each Bank, as reasonably determined by each Bank, as a result of any failure of the Company to borrow on the date or in the amount specified in any Request for Borrowing or Request for Redesignation of Borrowings. The determination of such amount by each Bank shall be conclusive in the absence of manifest error.

              4.9 INABILITY TO DETERMINE RATES. If any Bank determines in good faith that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested LIBOR Period with respect to a proposed LIBOR Borrowing, or that the LIBOR Rate applicable pursuant to
SECTION 4.1(c) for any requested LIBOR Period with respect to a proposed LIBOR Borrowing does not adequately and fairly reflect the cost to such Bank of funding such Borrowing, the Agent will, following notification by such Bank, promptly so notify the Company and each other Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Borrowings, as the case may be, hereunder shall be suspended until the Agent upon the instruction of such Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Request for Borrowing or Request for Redesignation of Borrowing then submitted by it. If the Company does not revoke such Request, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Borrowings instead of LIBOR Borrowings. As of the date of this Agreement, no Bank has made the determination or is aware of the conditions referenced in the first sentence of this SECTION 4.9.

              4.10 RESERVES ON LIBOR BORROWINGS. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Borrowing equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

              4.11 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article 4 shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

              4.12 SUBSTITUTION OF BANKS. To the extent such problem only affects, in aggregate, Banks holding less than 25% of the Total Aggregate Commitment, upon the receipt by the Company from any Bank (an "AFFECTED BANK") of a claim for compensation under SECTION 4.7 or SECTION 4.15, or notice of a Bank's inability to fund LIBOR Borrowings under SECTION 4.6 or determine LIBOR rates under SECTION 4.9, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "REPLACEMENT BANK"); or
(ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (which such other Banks may decline to do in their sole discretion); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

              4.13 SURVIVAL. The agreements and obligations of the Company in this Article 4 shall survive for one year following the payment in full of all monetary Obligations.

              4.14 MANNER AND TREATMENT OF PAYMENTS. The amount of each payment hereunder or on each Note shall be made to the Agent for the account of each applicable Bank in immediately available funds on the day of payment (which must be a Banking Day). Any payment received after 11:00 a.m., California time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Agent for the account of each Bank shall be promptly paid by the Agent to the applicable Bank(s) in immediately available funds (and any such payment not remitted on the same Banking Day that it is deemed received by the Agent shall thereafter be payable by the Agent to the applicable Bank(s) together with interest at the overnight Federal Funds Rate, as such rate is reasonably determined by the Agent). Whenever any payment to be made hereunder or on each Note is due on a day that is not a Banking Day, payment shall be made on the next succeeding Banking Day; provided that the extension shall be included in the computation of interest owing on the next following Interest Payment Date. Any payment of the principal of any LIBOR Borrowing shall be made on a LIBOR Banking Day as applicable.

              4.15 ADDITIONAL COSTS. If the occurrence of any Special Circumstance or other regulatory development, or the imposition of any Tax or Other Tax, or change in applicable Law (other than a change in applicable income tax rates of any Bank or the manner of computing taxes on income of any Bank), shall result in an increase in the cost to any Bank of making, funding, maintaining or continuing the funding of any Borrowing, then Company shall pay to such Bank on demand such additional amounts as such Bank reasonably determines to be necessary to compensate the Bank for such increased cost.

              4.16 MANDATORY PREPAYMENT. In the event that the aggregate principal amount of the outstanding Loans PLUS the L/C Obligations at any time exceeds the limitations specified in SECTION 3.6 (whether because of the outstanding amount of the Loans or L/C Obligations, or because of the other outstanding Total Borrowing Base Indebtedness), the Company shall immediately make a prepayment of the Loans in such amount as is necessary to cause the amount of outstanding Loans PLUS L/C Obligations to comply with the limitations of SECTION 3.6. In the event that the L/C Obligations at any time exceed the Borrowing Base, the Company shall immediately upon demand by the Agent deposit with the Agent, for the benefit of the Banks, an amount in cash equal to the amount by which the outstanding L/C Obligations exceed the Borrowing Base. Such cash shall be deposited in an interest bearing account with the Agent as to which the Company shall have no right of withdrawal except as provided below.
At such time as the Borrowing Base once again equals or exceeds the outstanding L/C Obligations, and provided no other Event of Default is outstanding and the Company is otherwise in compliance with this Agreement, the amount so deposited by the Company in such restricted account with the Agent, together with any interest accrued thereon, shall be remitted to the Company.

              4.17 AGENCY FEE AND OTHER CONSIDERATION PAYABLE TO AGENT. The Banks acknowledge that pursuant to a fee letter agreement of even date herewith between the Agent, BofA and the Company (the "Fee Letter Agreement"), the Company has agreed to pay BofA an agency fee, an "arrangement fee," and other fees and compensation as consideration for BofA's performance of its duties as Agent under this Agreement and for other valuable services, as more fully set forth in the Fee Letter Agreement. The Company covenants and agrees to pay such agency fee, arrangement fee, and other fees and compensation to BofA at the times and in the manner set forth in the Fee Letter Agreement. The agency fee, arrangement fee, and other fees and compensation payable to BofA under the Fee Letter Agreement shall belong solely to BofA, and BofA shall not be required to share any such agency fee, arrangement fee, or other fees or compensation specified in the Fee Letter Agreement with any of the other Banks.

              4.18   MATURITY DATE EXTENSION OPTION.

                     (1) The Maturity Date may be extended to the first anniversary of the then applicable Maturity Date, at the sole discretion of each of the Banks, upon receipt from the Company of an Extension Request delivered to the Agent not earlier than one hundred twenty (120) days and not later than ninety (90) days prior to the then existing Maturity Date. No such extension shall be effective as to a particular Bank without the approval of such extension by such Bank. Approval or disapproval of each such extension shall be in the sole and absolute discretion of each Bank. Each Bank shall notify the Agent and the Company, in writing and within 30 days of receipt of an Extension Request, whether it will extend the Maturity Date. Failure by any Bank to respond within such 30 day period shall be deemed to be an election by such Bank not to extend. If Banks holding at least 80% of the Total Aggregate Commitment approve such extension within such 30 day period, the Maturity Date shall be extended to the first anniversary of the then effective Maturity Date. Without limiting the sole discretion of each of the Banks as to whether or not to agree to any requested extension, the parties hereto acknowledge that one of the conditions to any such extension will likely be the requirement that the Company pay an extension fee, negotiated at the time of the Extension Request, which shall be due and payable upon any such extension.

                     (2) If any Bank elects not to extend the Maturity Date, or does not give notice of its election to extend the Maturity Date on or before the date which is thirty (30) days following the receipt of an Extension Request, the Company may, at its option to be exercised in its sole discretion, by delivery of written notice to all of the Banks at any time prior to the previously applicable Maturity Date, either:

                          (1)    Repay all Loans from the non-renewing
            Bank(s), reduce the Total Aggregate Commitment by an amount equal to the Commitment of the non-renewing Bank(s) effective on the date of repayment of the non-renewing Bank(s) (which date must be on or before the Non-Renewing Bank Loan Maturity Date), amend the Commitments of the renewing Banks to reflect a ratable allocation of the Total Aggregate Commitment as thus reduced, effective as of the date of repayment of the non-renewing Bank(s), and extend the Maturity Date by one year as to the renewing Banks; or

                          (2) Reduce the Total Aggregate Commitment by an amount equal to the Pro Rata Share of the Loans of the non-renewing Bank(s) effective on a date specified by the Company (which date must be on or before the Non-Renewing Bank Loan Maturity Date), amend the Commitments of the renewing Banks to reflect a ratable allocation of the Total Aggregate Commitment as thus reduced, effective as of the date specified by the Company as provided above, extend the Maturity Date by one year as to the renewing Banks and retain the Non-Renewing Bank Loan Maturity Date as the date of maturity of principal of the Pro Rata Share of Loan proceeds disbursed by the non-renewing Bank(s); or

                          (3) Identify an Eligible Assignee to purchase, without recourse, at par, all or the remaining portion of the non-renewing Bank's Commitment on or before the Non-Renewing Bank Loan Maturity Date for such Bank. Such Eligible Assignee must agree to a Maturity Date which is coterminous with the Maturity Date for all of the renewing Banks and must be approved by the Agent, which approval shall not be unreasonably withheld or delayed.

              4.19 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five (5) Banking Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans PLUS all outstanding L/C Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

ARTICLE 5:    SECURITY.

              5.1    UNSECURED CREDIT.  The Obligations shall be unsecured.

ARTICLE 6:    CONDITIONS.

              6.1 CONDITIONS TO DISBURSEMENT OF FIRST BORROWINGS. The obligation of the Banks to make the first disbursement of Loans is subject to the conditions precedent specified in SECTION 11.21.

              6.2 CONDITIONS FOR SUBSEQUENT BORROWINGS OR FOR A REDESIGNATION OF BORROWINGS. The obligation of the Banks to make any Borrowing (including the first and any subsequent Borrowing) or redesignation of Borrowing is subject to the following conditions precedent:

                     (1)    the representations and warranties contained in
       ARTICLE 7, as of the latest reporting required under this Agreement, shall be correct in all Material respects on and as of the date of the Borrowing, or redesignation thereof, as though made on and as of that date, and no Event of Default or event that would become an Event of Default upon the giving of notice and/or the passage of time shall have occurred and be continuing; and

                     (2) the Company shall, at its sole expense, deliver or cause to be delivered to the Agent, in form and substance satisfactory to the Agent, a Request for Borrowing or a Request for Redesignation of Borrowing, as applicable.

ARTICLE 7:    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

              The Company represents and warrants to each Bank that:

              7.1    INCORPORATION, QUALIFICATION, POWERS AND CAPITAL STOCK.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Hawaii, is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Laws.

              7.2    EXECUTION, DELIVERY AND PERFORMANCE OF LOAN DOCUMENTS.

                     (1) The Company has all requisite power and authority to execute and deliver, and to perform all of its obligations under, the Loan Documents.

                     (2) Each Guarantor has all requisite power and authority to execute and deliver, and to perform all of its obligations under the Guaranty.

                     (3) The execution and delivery by the Company of, and the performance by the Company of each of its obligations under, each Loan Document to which it is a party, and the execution and delivery by each Guarantor of, and the performance by each Guarantor of each of its obligations under the Guaranty, have been duly authorized by all necessary action and do not and will not:

                          (1) require any consent or approval not heretofore obtained of any stockholder, security holder or creditor of the Company, any Subsidiary or any Guarantor;

                          (2) violate any provision of the certificate of incorporation or bylaws of the Company or any Guarantor or any provision of the articles or certificate of incorporation, bylaws or partnership agreement of any Subsidiary;

                          (3) result in or require the creation or imposition of any lien, claim or encumbrance (except to the extent that any lien is created under this Agreement) upon or with respect to any property now owned or leased or hereafter acquired by the Company, any Subsidiary or any Guarantor;

                          (4) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company, any Subsidiary or any Guarantor; or

                          (5) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Material agreement, lease or instrument to which the Company, any Subsidiary or any Guarantor is a party or by which the Company, any Subsidiary or any Guarantor or any property of the Company, any Subsidiary or any Guarantor is bound or affected.

                     (4) The Company, each Subsidiary and each Guarantor is not in default under any Law, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in SECTIONS 7.2(c)(iv) OR 7.2(c)(v) above, in any respect that is Materially adverse to the interests of any Bank, or that could Materially impair the ability of the Company, its Subsidiaries and each Guarantor taken as a whole to perform its obligations under the Loan Documents, as applicable, or that has a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken a whole.

                     (5) No authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Authority not heretofore obtained is or will be required under applicable Law to authorize or permit the execution, delivery and performance by the Company or any Guarantor of, all of its obligations under, the Loan Documents.

                     (6) Each of the Loan Documents to which the Company is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Company, and the Guaranty, when executed and delivered, will constitute the legal, valid and binding obligations of each Guarantor, each enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights generally or equitable principles relating to the granting of specific performance or other equitable remedies as a matter of judicial discretion.

              7.3 COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS. The Company is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business, except for those which cannot reasonably be expected to have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

              7.4    SUBSIDIARIES.

                     (1) EXHIBIT "E" hereto correctly sets forth the names and jurisdictions of incorporation or formation of all present Subsidiaries (including all Wholly Owned Subsidiaries and Non-Wholly Owned Subsidiaries) and Joint Ventures, other than Joint Ventures which in the aggregate do not have a value in excess of $1,000,000 ("Excluded Ventures"). EXHIBIT "E" correctly sets forth which Subsidiaries are Wholly Owned Subsidiaries, and which are Non-Wholly Owned

       Subsidiaries. Except as described in EXHIBIT "E", the Company does not own any capital stock or ownership interest in any Person other than Excluded Ventures. All outstanding shares of capital stock or ownership interests, as the case may be, of each Subsidiary and Joint Venture that are owned by the Company or any Subsidiary are (i) owned of record and beneficially by the Company and/or by one or more Subsidiaries, free and clear of all liens, claims, encumbrances and rights of others, and are (ii) duly authorized, validly issued, fully paid, nonassessable (except for capital calls or contribution requirements in connection with ownership interests in Joint Ventures), and issued in compliance with all applicable state and federal securities and other Laws. The Company may update EXHIBIT "E" from time to time by sending written notice to the Agent.

                     (2) Each Subsidiary is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, is duly qualified to do business as, and is in good standing as, a foreign corporation, partnership or limited liability company in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, and has all requisite power and authority to conduct its business and to own and lease its properties.

                     (3) Each Subsidiary is in compliance in all respects with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business, except for those which cannot reasonably be expected to have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

              7.5 FINANCIAL STATEMENTS OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES. The Company has furnished to the Agent a copy of the Form 10-K of the Company and its consolidated Subsidiaries as of December 31, 1998, a copy of the Form 10-Q of the Company and its consolidated Subsidiaries dated as of June 30, 1999, and the related unaudited financial statements as of June 30, 1999 for the six (6) month period ending June 30, 1999, consistent with
SECTION 8.12(b). Such financial statements and the notes thereto fairly present in all Material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the periods then ended, all in conformity with GAAP.

              7.6 NO MATERIAL ADVERSE CHANGE. There has been no Material adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, from the financial condition of the Company and the Subsidiaries, taken as a whole, since June 30, 1999, and the Company and the Subsidiaries, taken as a whole, do not have any Material liability, to the best knowledge of the Company, Material contingent liability, not reflected or disclosed in the financial statements or notes thereto described in
SECTION 7.5 (or, to the extent that financial statements have been delivered pursuant to SECTION 8.12, in the most recently delivered financial statements), or otherwise disclosed to the Agent in writing.

              7.7 TAX LIABILITY. The Company and each Subsidiary have filed all tax returns (federal, state and local) required to be filed by them and have paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any. To the best knowledge of the Company, there does not exist any substantial likelihood that any Governmental Authority will successfully assert a tax deficiency against the Company or any Subsidiary that is Material to the Company and the Subsidiaries, taken as a whole, that has not been adequately reserved against in the financial statements described in
SECTION 7.5 (or, to the extent that financial statements have been delivered pursuant to SECTION 8.12, in the most recently delivered financial statements). The Company and each Subsidiary has established and is maintaining adequate reserves for tax liabilities, if any, sufficient to comply with GAAP.

              7.8 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary, or any property of the Company or any Subsidiary, before any Governmental Authority which, if determined adversely to the Company or the Subsidiary, could reasonably be expected to have a Material adverse effect on the interests of any Bank, or could Materially impair the ability of the Company to perform its obligations under the Loan Documents, or could have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

              7.9    ERISA COMPLIANCE.

              (1) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

              (2) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in (i) a Material adverse change in, or a Material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company, or (ii) a Material impairment of the ability of the Company to perform its obligations under the Loan Documents or to avoid any Event of Default.
There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in (i) a Material adverse change in, or a Material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company, or (ii) a Material impairment of the ability of the Company to perform its obligations under the Loan Documents or to avoid any Event of Default.

              (3) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);
(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

              7.10 REGULATIONS U AND X; INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meanings of Regulation U of the FRB. No part of the Loans will be used to purchase or carry any margin stock, or to extend credit to others for that purpose, or for any purpose that violates the provisions of Regulations U or X of the FRB. Neither the Company nor any Subsidiary is or is required to be registered under the Investment Company Act of 1940.

              7.11 NO DEFAULT. No event has occurred and is continuing that is an Event of Default or that could become an Event of Default upon the giving of notice and/or the passage of time.

              7.12 BORROWING BASE. The Total Borrowing Base Indebtedness does not exceed the Borrowing Base.

              7.13 BORROWING BASE CERTIFICATES. Borrowing Base Certificate submitted to Bank pursuant to SECTION 3.5(a) hereof, and the calculations pertaining thereto, shall be true and correct in all respects to the best of Company's knowledge and belief.

              7.14 YEAR 2000 COMPLIANCE. The Company has conducted, and is presently conducting, a review and assessment of the Company's computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on the review to date, the Company does not believe the year 2000 problem will result in a Material adverse change in the Company's business conditions (financial or otherwise), operations, properties or prospects, or ability to repay the Loans.

ARTICLE 8:    COVENANTS OF THE COMPANY.

              As long as any Note remains unpaid or any other Obligation remains outstanding or any Commitment remains in effect, unless the Majority Banks otherwise consent in writing:

              8.1 CONSOLIDATED TANGIBLE NET WORTH. The Company shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of
(a) $500,000,000, PLUS (b) 50% of the cumulative consolidated net income (without deduction for losses sustained during any fiscal quarter) of the Company and its consolidated Subsidiaries for each fiscal quarter subsequent to the fiscal quarter ended December 31, 1998, PLUS (c) 100% of the net proceeds from any equity offerings of the Company from and after December 31, 1998.

              8.2 LEVERAGE COVENANTS. The Company shall not permit, at any time, the ratio (the "Leverage Ratio") of Consolidated Debt to Consolidated Tangible Net Worth to exceed 0.75 to 1.

              8.3 MINIMUM INTEREST COVERAGE. The Company shall not permit, at any time, the ratio of (a) EBITDA to (b) Consolidated Interest Incurred, for any period consisting of the preceding four (4) fiscal quarters, to be less than
2.0 to 1.0.

              8.4 MINIMUM FIXED CHARGE COVERAGE RATIO. The Company shall not permit, at any time, the ratio of (a) EBITDA to (b) the sum of (i) Consolidated Interest Incurred, (ii) required principal payments on loans for borrowed money or other long term credit obligations (excluding the final "balloon" payment due on the maturity of such indebtedness), (iii) scheduled principal payments on capital lease obligations, and (iv) preferred stock dividends, for any period consisting of the preceding four (4) fiscal quarters, to be less than 1.75 to 1.0.

              8.5 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. The Company shall pay and discharge promptly, and cause each Subsidiary to pay and discharge promptly, all taxes, assessments and governmental charges or levies imposed upon it, upon its property or any part thereof, upon its income or profits or any part thereof, or upon any right or interest of any Bank under or in respect of any Loan Document, EXCEPT that neither the Company nor any Subsidiary shall be required to pay or cause to be paid (a) any income or gross receipts tax generally applicable to banks and imposed on any Bank, (b) any tax, assessment, charge or levy that is not yet past due, or being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited, or (c) any such tax, assessment, or governmental charge which does not relate to or arise from or in connection with any Bank's participation in the Loans or any Bank's obligations in respect of any of the Loan Documents.

              8.6 PRESERVATION OF EXISTENCE. The Company shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate or partnership existence, as the case may be, and all licenses, rights, franchises and privileges in the jurisdiction of its incorporation or formation and all authorizations, consents, approvals, orders, licenses, permits or exemptions from, or registrations or qualifications with, any Governmental Authority that are necessary for the transaction of its business, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, to do business as a foreign corporation, partnership or limited liability company in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties.

              8.7 MAINTENANCE OF PROPERTIES. The Company shall maintain, preserve and protect, and cause each Subsidiary to maintain, preserve and protect, all of its properties in good order and condition, subject to wear and tear in the ordinary course of business and, in the case of unimproved properties, damage caused by the natural elements, and not allow any Subsidiary to suffer or permit, any waste of its properties.

              8.8 MAINTENANCE OF INSURANCE. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance (including customary builder's risk and collapse coverage for all property under construction) which amount shall not be reduced by the Company in the absence of 10 days' prior notice to the Agent. Upon request of the Agent or any Bank, the Company shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of the chief financial officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section (and which, in the case of a certificate of a broker, were placed through such broker).

              8.9 MERGERS. The Company shall not merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any Person (provided that, so long as the Company is the surviving entity, Wholly Owned Subsidiaries may merge into the Company, and Wholly Owned Subsidiaries may merge into or with other Wholly Owned Subsidiaries).

              8.10 BOOKS AND RECORDS. The Company shall maintain, and cause each Subsidiary to maintain, full and complete books of account and other records reflecting the results of its operations in conformity with GAAP and all applicable requirements of any Governmental Authority having jurisdiction over the Company or any Subsidiary or any business or properties of the Company or any Subsidiary.

              8.11 INSPECTION RIGHTS. At any time during regular business hours and at any other reasonable time, and as often as reasonably requested, the Company shall permit, and cause each Subsidiary to permit, each Bank or any employee, agent or representative thereof designated by the Bank to inspect and make copies and abstracts from the records and books of account of, and to visit and inspect the properties of, the Company and any Subsidiary, and to discuss any affairs, finances and accounts of the Company and any Subsidiary with any of their respective officers or directors.

              8.12 REPORTING REQUIREMENTS. The Company shall cause to be delivered to the Agent, in form and detail satisfactory to the Agent (for prompt distribution by the Agent to the Banks):

                     (1) as soon as practicable and in any event within 15 days after the occurrence of an Event of Default becomes known to the Company, a written statement setting forth the nature of the Event of Default and the action that the Company proposes to take with respect thereto;

                     (2) as soon as available and in any event within 50 days after the end of each of the first three calendar quarters of each calendar year, a Form 10-Q of the Company and its consolidated Subsidiaries as of the end of the quarter most recently ended, including consolidated balance sheets, statements of income, retained earnings and cash flows of the Company for such period, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or the treasurer of the Company; (additionally, a schedule shall accompany the unaudited financial statements which shall reconcile the amounts used to calculate the covenants pursuant to SECTIONS 8.1, 8.2, 8.3 and 8.4 above to such unaudited financial statements);

                     (3) as soon as available and in any event within 90 days after the end of each calendar year, a Form 10-K and consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the year most recently ended and consolidated statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, audited by and with the opinion of Arthur Andersen LLP any successor thereto or any other independent certified public accountants of recognized standing selected by the Company and acceptable to the Majority Banks, which opinion shall be unqualified except as to such matters as are acceptable to the Majority Banks ("ACCEPTABLE AUDIT OPINION");

                     (4) at the time of the delivery of the financial statements described in (b) and (c) above, a certificate of the chief financial officer or the treasurer of the Company stating that to the knowledge of such officer no event exists that is, or with the giving of notice and/or the passage of time would be, an Event of Default, or if such an event exists, stating the nature thereof and the action that the Company proposes to take with respect thereto;

                     (5) as soon as available and in any event within 90 days after the end of each calendar year, a business plan, cash flow projection and projected operating budget of the Company for the succeeding twenty-four months (which for 1999 will be in the form previously delivered to Agent); and including for each of the Company's real estate development projects for each quarter (a) the number of projected closings of Units and Finished Lots, and (b) projected revenue (including the aggregate of all amounts projected to be generated from any source);

                     (6) promptly upon the Company learning thereof, notice in writing of any action, suit or proceeding before any Governmental Authority which, if determined adversely to the Company or any Subsidiary, might reasonably be expected to have a Material adverse effect on the business, assets, operation or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or could impair the ability of the Company to perform its obligations under the Loan Documents;

                     (7) such other information about the business, assets, operation or condition, financial or otherwise, of the Company or any Subsidiary, as Agent or any Bank may reasonably request from time to time;

                     (8) within fifty (50) days after the end of each of the first three calendar quarters of each calendar year, and within ninety
       (90) days after the end of each calendar year, a certificate of the Company's chief financial officer or treasurer, together with such backup information as each Bank may reasonably require, demonstrating in reasonable detail that the Company was in compliance during the applicable period with the covenants set forth in SECTIONS 8.1, 8.2, 8.3, 8.4, 8.19, 8.21, 8.22, 8.24, and 8.27;

                     (9) within fifty (50) days after the end of each calendar quarter, a Borrowing Base Certificate, as specified in
       SECTION 3.5(a);

                     (10) within fifty (50) days after the end of each calendar quarter, operating statements and occupancy rates for each of the Commercial Borrowing Base Assets;

                     (11) within fifty (50) days after the end of each calendar quarter, an inventory and sales report for each of the Residential Assets included within the Residential Assets Borrowing Base (which will include summaries for not only the prior quarter, but also for the prior four quarters on a rolling four-quarter basis);

                     (12) within fifty (50) days after the end of each calendar quarter, a book value report for each of the residential and commercial Assets which constitute part of the Borrowing Base Assets;

                     (13) within fifty (50) days after the end of each calendar quarter, an unconsolidated financial statement for the Keene's Pointe Partnership and the Kunia Partnership.

              8.13 LIENS GENERALLY. The Company shall not create, incur, assume or allow to exist, or permit any Subsidiary to create, incur, assume or allow to exist, any Lien of any nature upon or with respect to any property of the Company or any Subsidiary, whether now owned or hereafter acquired, except the following permissible liens:

                     (1) existing Liens currently (as of the date hereof) encumbering property of the Company or any Subsidiary which secure indebtedness outstanding on the date hereof;

                     (2) Liens for taxes, assessments or governmental charges or levies to the extent that neither the Company nor any Subsidiary is required to pay the amount secured thereby under SECTION 8.5;

                     (3) Liens imposed by law, such as carrier's, warehouseman's, mechanic's, materialman's and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue for more than thirty (30) days or are being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Subsidiary with an aggregate value in excess of two million dollars ($2,000,000) is in danger of being lost or forfeited;

                     (4) purchase money liens upon or in any property acquired or held by the Company or any Subsidiary in the ordinary course of business, including, without limitation real property, to secure the purchase price of such property, so long as such liens do not exceed 80% of the value of the property encumbered thereby.

                     (5)    leases of model Units;

                     (6)    Liens on property owned by Joint Ventures; and

                     (7) Liens to secure acquisition loans, development loans, construction loans, or refinancing loans made with respect to the costs and expenses pertaining to particular Assets which are fully secured by the Assets as to which such loans were made, at a loan-to-value ratio of not more than 80% as to each such loan and the Asset(s) securing such loan.

              8.14 LIENS ON BORROWING BASE ASSETS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or allow to exist any Lien of any nature upon or with respect to any Borrowing Base Asset, except the following permissible Liens:

                     (1) Liens for taxes, assessments or governmental charges or levies to the extent that neither the Company nor any Subsidiary is required to pay the amount secured thereby under SECTION 8.5; and

                     (2) Liens imposed by law, such as carrier's, warehouseman's, mechanic's, materialman's and other similar Liens, arising in the ordinary course of business in respect of obligations that are not overdue for more than thirty (30) days or are being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited.

              8.15 PREPAYMENT OF INDEBTEDNESS. If an Event of Default has occurred and is continuing or an acceleration of the indebtedness evidenced by each Note has occurred, the Company shall not prepay the principal amount, in whole or in part, of any Indebtedness other than (a) Indebtedness owed to each Bank hereunder or under some other agreement between the Company and such Bank and (b) Indebtedness which ranks pari passu with indebtedness evidenced by each Note which is or becomes due and owing whether by reason of acceleration or otherwise.

              8.16   COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

                     (1) The Company shall comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws and final orders of any Governmental Authority.

                     (2) The Company shall comply, and cause each Subsidiary (to the extent they are so engaged) to comply, with all applicable Laws and other requirements relating to the development, management, operation and sale of each of its projects and shall obtain, and cause each Subsidiary (to the extent they are so engaged) to obtain, all necessary authorizations, consents, approvals, licenses and permits of any Governmental Authority with respect thereto.

              8.17 CHANGE IN NATURE OF BUSINESS. The Company shall not, and shall not permit any Subsidiary to, engage in any business activities or ventures which are not Permitted Business Activities.

              8.18 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code. In addition, the Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the

Company in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

              8.19 DIVIDENDS AND SUBORDINATED DEBT. The Company shall not declare or pay any dividend on, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property or obligations, or pay or repurchase all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve or like set aside of funds or other property for the redemption, retirement or repayment of all or any part of any Subordinated Debt, EXCEPT (so long as no Event of Default has occurred and is continuing):

                     (1) the Company may make payments in respect of any Subordinated Debt as and when required by the terms thereof, but in any event not more than 90 days in advance of the due date thereof;

                     (2) the Company may declare and pay dividends in any calendar quarter so long as (i) at the time each such dividend is declared the Consolidated Tangible Net Worth requirement of SECTION 8.1 remains satisfied and any such dividend would not cause SECTION 8.1 to be violated, and (ii) all such dividends paid in such calendar quarter do not in the aggregate exceed 50% of the Consolidated Net Income (without deduction for net losses) of the Company for the preceding calendar quarter; and

                     (3) the Company may from time to time repurchase shares of its capital stock for an amount not to exceed the lesser of
       (i) $5,000,000 in the aggregate, or (ii) the amount approved by the Company's board of directors.

              8.20 DISPOSITION OF PROPERTIES. The Company shall not, and shall not permit the Subsidiaries to, sell, assign, exchange, transfer, lease or otherwise dispose of any of their respective properties (whether real or personal), other than properties sold, assigned, exchanged, transferred, leased or otherwise disposed of (a) for fair value and in the ordinary course of business, or (b) to other Wholly Owned Subsidiaries or to the Company.

              8.21 MANAGEMENT. The Company shall at all times, unless the Majority Banks otherwise agree or unless dismissed for cause, maintain (a) David
H. Murdock as chief executive officer of the Company, who shall at all times be responsible for the day-to-day management and operations of the Company (provided that if David H. Murdock fails to maintain such position, the Company shall diligently seek to replace him with an individual with significant experience in managing the day-to-day operations of a company engaged in the business of real estate development and operation), and (b) at least two of Harry Saunders, Bruce M. Freeman, Edward C. Roohan, and Lynne Scott Safrit in senior management positions at the Company; provided that, if any of such individuals (or their Substitute Manager) fails to maintain such a position, the Company may substitute for such person another person (a "Substitute Manager") holding a senior management position with Company who is reasonably acceptable to the Majority Banks.

              8.22 TOTAL BORROWING BASE INDEBTEDNESS NOT TO EXCEED BORROWING BASE. The Company shall not permit the Total Borrowing Base Indebtedness to at any time exceed the Borrowing Base.

              8.23 SUBSIDIARY GUARANTIES. The Company shall cause each existing Subsidiary identified on SCHEDULE 1.1(c) hereto (and any other Wholly Owned Subsidiaries), and each newly formed or acquired Subsidiary that is a Wholly Owned Subsidiary, to execute a Guaranty of the Obligations in favor of the Agent for the benefit of the Banks, in substantially the form attached hereto as EXHIBIT "D", with such changes and modifications thereto as Agent shall in its discretion require. The Company shall cause (a) each of the existing Subsidiaries identified on SCHEDULE 1.1(c) hereto and any other Wholly Owned Subsidiaries to execute such Guaranty prior to or concurrently with the Closing Date, and (b) any new Subsidiaries that are Wholly Owned Subsidiaries to execute such a Guaranty promptly, and in any event within fifteen (15) days, of such new Subsidiary being formed or acquired. Notwithstanding the foregoing, Wholly Owned Subsidiaries with a net worth of less than $7,000,000 that do not own any Assets which are Borrowing Base Assets need not execute such a Guaranty, SO LONG AS the aggregate net worth of all such Wholly Owned Subsidiaries that have not executed and delivered to Agent such a Guaranty, does not at any time exceed $25,000,000 (and, if at any time, the aggregate net worth of such Wholly Owned Subsidiaries which have not executed and delivered such a Guaranty exceeds $25,000,000 the Company shall promptly, upon request by Agent, cause a sufficient number of such Subsidiaries to execute and deliver such Guaranties, so that such $25,000,000 aggregate net worth figure is no longer exceeded).

              8.24   INVESTMENTS.

                     (1) MAXIMUM INVESTMENTS OUTSIDE OF PERMITTED MARKETS OR PERMITTED BUSINESS ACTIVITIES. The Company shall not, and shall not permit the Subsidiaries to, make any Investments (i) in any Assets located outside of the Permitted Markets, or (ii) in any projects or business activities which are outside the scope of the Permitted Business Activities, or (iii) in any Persons that are not Subsidiaries or Joint Ventures which are engaged in Permitted Business Activities within Permitted Markets; OTHER THAN Investments of the Company and all Subsidiaries which do not in the aggregate, at any time, exceed $25,000,000. The foregoing shall not prohibit short term Investments of available cash reserves (in excess of those needed for operations) in publicly traded, marketable securities or other highly liquid Investments approved by Agent.

                     (2) MAXIMUM AGGREGATE INVESTMENT IN JOINT VENTURES. The Company shall not, and shall not permit the Subsidiaries to, make any Investments in Joint Ventures (other than the Kunia Partnership) which, in the aggregate as to all such

       Investments by the Company and the Subsidiaries, at any time, exceed the lesser of (i) 15% of the Consolidated Tangible Net Worth of Company, or
       (ii) $80,000,000.

                     (3) MAXIMUM INVESTMENT IN ANY INDIVIDUAL JOINT VENTURE. The Company and its Subsidiaries shall not, in the aggregate, make any Investments in any individual Joint Venture (entered into after the date hereof) which, at any time, exceed $15,000,000 (other than in the Kunia Partnership). The Company hereby represents that the list of Joint Ventures and Non-Wholly Owned Subsidiaries, and the Investment of the Company (or its Subsidiary) in each such listed Joint Venture and Non-Wholly Owned Subsidiary, which is attached hereto as Schedule 8.24(c), is a complete and accurate list of all existing Joint Ventures and Non-Wholly Owned Subsidiaries and the amount of the currently outstanding Investment of the Company and the Subsidiaries in each such Joint Venture and Non-Wholly Owned Subsidiary.

                     (4) MAXIMUM INVESTMENTS WITH RESPECT TO RESORT PROPERTIES. The Company and its Subsidiaries shall not, in the aggregate, make any Investments with respect to any Resort Properties which, during any fiscal year, exceed the sum of (i) $20,000,000, PLUS
       (ii) an amount equal to one-half of any net proceeds realized from the closing of sales within the Resort Properties during such fiscal year (including sales of homes and lots at Manele Bay, Koele and the Plantation Homes project). Up to $10,000,000 of incurred non-discretionary capital expenditures relating to the Resort Properties operations may be excluded from this calculation.

                     (5) MAXIMUM INVESTMENT IN ANY NEW REAL ESTATE PROJECT. The Company and its Subsidiaries shall not, in the aggregate, make any Investments in any single new real estate project (including acquisition and development costs, construction costs, financing costs, and all other hard and soft costs, and all other expenditures) which at any time exceed $30,000,000 then outstanding as to such real estate project.

              8.25 UNSECURED INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, permit to exist (other than existing Indebtedness) or otherwise become or remain directly or indirectly liable with respect to, any unsecured Indebtedness, or any Indebtedness that is not fully secured by real property, which has a maturity date prior to the Maturity Date, or which otherwise has terms less favorable to the Company (E.G., without limitation, higher interest rates or fees) than those set forth in this Agreement.

              8.26 NO OTHER NEGATIVE PLEDGE. The Company shall not covenant or otherwise agree with any Person (other than the Banks and Agent pursuant to this Agreement), whether in connection with obtaining or modifying credit accommodations from such Person, or incurring other Indebtedness, or otherwise, to keep its Borrowing Base Assets free of any or all Liens.

              8.27 LOANS. The Company shall not, and shall not suffer or permit any Subsidiary to, make or commit to make any advance, loan, or extension of credit to any Person, including any Affiliate, except for:

                     (1) Extensions of credit by the Company, in the ordinary course of business and at market terms, to any of its Wholly Owned Subsidiaries or by any of its Wholly Owned Subsidiaries to another of its Wholly Owned Subsidiaries or the Company;

                     (2) Extensions of credit by the Company to tenants leasing space within the Assets for the build out of tenant improvements within the Assets, provided that the aggregate amount of all such extensions of credit (outstanding plus committed) shall not at any time exceed $1,000,000; or

                     (3)    Extensions of credit to the Company.

              8.28 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

              8.29 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

              8.30   [INTENTIONALLY DELETED.]

              8.31 SALE AND LEASEBACK TRANSACTIONS. The Company shall not allow sale and leaseback transactions of Model Units entered into by it and/or its Subsidiaries, in aggregate, to exceed, during any fiscal quarter, the lesser of (a) 15 Model Units, or (b) $6,000,000 in aggregate purchase price.

              8.32   MAXIMUM UNSOLD UNITS.

                     (1) ISLAND OF LANA'I. The Company shall not allow, and shall not suffer or permit any Subsidiary to allow, the aggregate number of Unsold Units to exceed:

                            (1) with respect to the Manele Bay project and the Koele project combined, 35 Units;

                            (2) with respect to the Manele Bay project alone, 20 Units (a maximum of 4 of which may be single-family detached Units);

                            (3) with respect to the Koele project alone, 20 Units (a maximum of 4 of which may be single-family detached Units);

                            (4) with respect to the Plantation Homes project, 10 Units;

                     (2)    ALL OTHER UNITS IN ALL OTHER PROJECTS (EXCLUDING
       LANA'I).   The Company shall not allow, and shall not suffer or permit any Subsidiary to allow:

                            (1) the aggregate number of Unsold Units (and Sold Units which have been leased back) with respect to all residential projects of the Company and its Subsidiaries (excluding those on the Island of Lana'i) which are to be used as Model Units to at any time exceed 75;

                            (2)    the aggregate number of Unsold Units
              (exclusive of Model Units) with respect to all residential projects of the Company and its Subsidiaries (excluding those on the Island of Lana'i) to at any time exceed 35% of the cumulative Unit sales (excluding Lana'i) for the prior four quarters (on a rolling four-quarter basis); provided that new residential developments may be excluded from the foregoing calculation under this subparagraph (ii) for a two-quarter period commencing with the date that any Model Units or the first production Units become Completed Units; and

                            (3) the aggregate GAAP Value of all Unsold Units (including units to be used as Model Units) with respect to all residential projects of the Company and its Subsidiaries to at any time exceed 15% of the Consolidated Tangible Net Worth of the Company. Assets located on the Island of Lana'i shall be excluded from the calculations set forth in this subparagraph.

              8.33   LAND INVENTORY.

                     (1) TOTAL LAND INVENTORY. The Company shall not permit the aggregate GAAP value of all Unentitled Land, Entitled Land, Land/Lots Under Development and Finished Lots which are not Sold Finished Lots (but excluding any Units Under Construction, Completed Units, Sold Units, Sold Finished Lots, or any commercial Assets as to which vertical construction has been commenced or completed) owned by the Company and all Subsidiaries (or, in the case of the Kunia Property or the Keene's Pointe Property, owned by the entities which have title to such properties) to, at any time, exceed 80% of the Consolidated Tangible Net Worth of the Company. Assets located on the Island of Lana'i shall be excluded from the calculations set forth in this subparagraph.

                     (2) UNDEVELOPED LAND INVENTORY. The Company shall not permit the aggregate GAAP Value of all Undeveloped Land of the Company and all

       Subsidiaries (together with the GAAP Value of any Undeveloped Land within the Kunia Property or the Keene's Pointe Property) to exceed, in the aggregate, $250,000,000 at any time. Assets located on the Island of Lana'i shall be excluded from the calculations set forth in this subparagraph.

              8.34 MINIMUM COMMERCIAL ASSETS. The Company shall not permit the GAAP Value of all Commercial Borrowing Base Assets owned by the Company and the Subsidiaries to at any time be less than the lesser of (a) 25% of the total Borrowing Base, or (b) $43,750,000.

              8.35 OTHER LIABILITIES. The Company's Other Liabilities shall not exceed $180,000,000. "OTHER LIABILITIES" means Total Liabilities LESS Notes Payable and Deferred Tax Liabilities. "TOTAL LIABILITIES," "NOTES PAYABLE," and "DEFERRED TAX LIABILITIES" are the amounts as reported on the Company's financial statements.

ARTICLE 9:      EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT.

              9.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                     (1) failure to pay within 5 days after the date when due the principal of each Note or any portion thereof or any interest thereon; or

                     (2) failure to pay any fee or any other amount payable by the Company or any Subsidiary under the Loan Documents within 15 days after the date when due; or

                     (3) failure to perform or observe any other term, covenant or agreement contained in any Loan Document on the Company's or any Subsidiary's part to be performed or observed, and such failure shall continue uncured for a period of thirty (30) days following notice from the Agent to the Company; provided that if such default is of a nature that it is not reasonably capable of being cured within such 30 day period, Company shall have up to an additional 30 days (for a total of 60 days) to effect such a cure provided the cure was commenced within the original 30 day period and the Company is at all times diligently pursuing such cure (PROVIDED FURTHER, HOWEVER, that the cure period specified in this subparagraph (c) shall not be applicable to any of the other Events of Default set forth in the other subparagraphs of this
       SECTION 9.1, or with respect to the failure to perform any covenants set forth in SECTIONS 8.8 or 8.9, or with respect to any other provisions of any of the other Loan Documents as to which a cure period is specifically stated); or

                     (4) any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any Loan Document proves to have been incorrect when made in any material respect that is materially adverse to the interests of any Bank under the Loan Documents; or

                     (5) the occurrence of any event of default (I.E., taking into account applicable cure periods) under any other agreement between the Company (or any Subsidiary) and any Bank, including without limitation, the failure to pay when due (or within any stated grace period) the principal or any principal installment of, or any interest, on any present or future indebtedness for borrowed money owed by the Company (or any Subsidiary) to any Bank, and as a result thereof, such Bank shall accelerate the obligations of the Company (or Subsidiary) thereunder; or

                     (6) the Company is dissolved or liquidated, or all or substantially all of the assets of the Company, any Subsidiary or any Guarantor are sold or otherwise transferred (other than to the Company or another Wholly Owned Subsidiary which is a Guarantor) without the prior written consent of the Majority Banks; or

                     (7) the Company, any Subsidiary or any Guarantor is the subject of an order for relief by any bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Company, Subsidiary, or Guarantor and the appointment continues undischarged or unstayed for 60 days; or the Company, any Subsidiary or any Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of the Company, Subsidiary, or Guarantor, and continues undismissed or unstayed for 45 days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of the Company, any Subsidiary, or any Guarantor and is not released, vacated or fully bonded within 45 days after its issue or levy; or

                     (8) the Majority Banks have reasonably determined that a Material adverse change has occurred since the date hereof in the operations, business or financial condition of the Company and its Subsidiaries and Joint Ventures taken as a whole, and such Material adverse change has not been remedied by the date which is 45 calendar days since the date that notice of such determination (specifying in reasonable detail the nature of such adverse change) is given to the Company; or

                     (9)    the Company, any Subsidiary or any Guarantor shall
       (A) fail to pay any indebtedness in an aggregate amount $10,000,000 or more owing to any other

       Person or Persons or any interest or premium thereon, when due
       (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, or (B) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument relating to any such indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or

                     (10) any Guarantor shall reject or disaffirm its Guaranty, or otherwise notify the Agent that it does not intend the Guaranty or its liability thereunder to apply to any one or more future Borrowings or other Obligations; or

                     (11) any Borrowing Base Certificate proves to have been incorrect in any Material respect when delivered to the Agent and is not corrected within ten (10) days of receipt of knowledge of such inaccuracy (and any sums over-advanced hereunder on the basis thereof must be repaid within such ten (10) day period); or

                     (12) any final judgment or judgments in an aggregate amount of $5,000,000 or more shall have been entered or awarded against the Company and/or the Subsidiaries, and shall not have been paid within 30 days of the date such judgment or judgments were entered or awarded.

              9.2 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                     (1) declare the obligation of each Bank to make Loans to be terminated, whereupon such obligation shall be terminated;

                     (2) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and immediately all other amounts payable under the Loan Documents to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                     (3) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

       PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (g) of SECTION 9.1, the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank. Upon the occurrence of any Event of Default (and provided the Loans are accelerated), the Company shall immediately pay to the

       Agent, for the benefit of the Banks, an amount (the "L/C OBLIGATIONS AMOUNT") equal to the aggregate outstanding L/C Obligations; and upon receipt of the payment of the L/C Obligations Amount, the Agent shall deposit such funds in an interest-bearing cash account (the "CASH ACCOUNT") in the name of the Company maintained with the Agent as to which the Company shall have NO right of withdrawal except as provided below. The Company hereby irrevocably authorizes and directs the Agent to apply amounts on deposit in the Cash Account against draws on the outstanding Letters of Credit as such draws are made. Upon expiration of all Letters of Credit and payment in full of all draws thereunder and all outstanding Loans and other Obligations, the amounts then on deposit in the Cash Account and any interest accrued thereon shall then be returned to the Company (to the extent any funds remain in the Cash Account after application of such funds as provided above.)

              9.3 RIGHTS NOT EXCLUSIVE. The rights and remedies of the Agent and Banks provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE 10:   THE AGENT.

              10.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action in its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

              10.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

              10.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall:

                     (1) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or

                     (2) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder.

No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

              10.4   RELIANCE BY AGENT.

                     (1) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of each Bank as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of each Bank and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                     (2) For purposes of determining compliance with the conditions specified in Article 6, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

              10.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such default or Event of Default as may be requested by the Majority Banks in accordance with Article 9; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Banks.

              10.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

              10.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligations of the Company to do so), pro rata, from and against any and all liabilities covered by any indemnification hereunder; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

              10.8 AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. Each Bank acknowledges that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to it. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

              10.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' notice to the Banks and the Company. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks upon the written consent of the Banks and, if no Event of Default is outstanding, the written consent of the Company (which consents shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint a successor agent from among the Banks upon the written consent of the Banks and, if no Event of Default is outstanding, the written consent of the Company (which consents shall not be unreasonably withheld). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

              10.10  WITHHOLDING TAX.

                     (1) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                            (1) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS

              Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                             (2) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                             (3) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                     Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                     (2) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS
       Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank in accordance with SECTION 11.6, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                     (3) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank in accordance with SECTION 11.6, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                     (4) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                             (5)    If the IRS or any other Governmental
              Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

              10.11 PERFORMANCE BY THE AGENT. In the event that the Company shall default in or fail to perform any of its obligations under the Loan Documents, which default is not cured within any applicable cure period, the Agent shall have the right, but not the duty, without limitation upon any of the Agent's or the Banks' rights pursuant thereto, to perform the same, and the Company agrees to pay to the Agent within five (5) Banking Days after demand, all reasonable costs and expenses incurred by the Agent in connection therewith, including without limitation reasonable Attorney Costs, together with interest thereon from the date which is five (5) Banking Days after demand until paid at a rate per annum equal to the Reference Rate PLUS 2% (the "Default Rate").

              10.12 ACTIONS. The Agent shall have the right to commence, appear in, and defend any action or proceeding purporting to affect the rights or duties of the Banks hereunder or the payment of any funds, and in connection therewith the Agent may pay necessary expenses, employ counsel, and pay Attorney Costs. The Company agrees to pay to the Agent, within 5 Banking Days after demand, all reasonable costs and expenses incurred by the Agent in connection therewith, including without limitation reasonable Attorney Costs, together with interest thereon from the date which is 5 Banking Days after demand until paid at the Default Rate.

              10.13 SYNDICATION AGENT AND DOCUMENTATION AGENT. Notwithstanding anything contained herein which may be construed to the contrary, neither the Syndication Agent nor the Documentation Agent shall exercise any of the rights or have any of the responsibilities of the Agent hereunder, or any other rights or responsibilities other than their respective rights and responsibilities as Banks hereunder.

ARTICLE 11:   MISCELLANEOUS.

              11.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                     (1) increase or extend the Commitment of any Bank, unless such Bank has consented thereto in writing;

                     (2) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                     (3) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                     (4) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                     (5)    amend the definition of Majority Banks;

                     (6) amend this Section or any provision herein providing for consent or other action by all Banks;

                     (7) discharge any Guarantor, or release any Material portion of any collateral except where the consent of the Majority Banks only is specifically provided for;

                     (8) amend, or perform any act pursuant to, any provision herein expressly requiring the consent of each Bank; or

                     (9)    amend any of the Events of Default set forth in
       SECTION 9.1;

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Each Bank shall bear its Pro Rata Share of all costs and expenses incurred in any amendment, waiver or consent pursuant to this Agreement.

              11.2 COSTS, EXPENSES AND TAXES. The Company shall pay on demand the reasonable costs and expenses of the Agent and the Banks in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver and enforcement of the Loan Documents and any matter related thereto and any litigation or dispute with respect thereto (including any bankruptcy or similar proceedings), including without limitation attorney's fees and disbursements; PROVIDED, HOWEVER, the Company shall not be liable for any expenses of any Bank other than BofA (for itself and as Agent) in connection with the negotiation, preparation, execution and delivery of the Loan Documents (provided further, that the immediately preceding proviso shall not be deemed to limit the right of each Bank to payment from the Company of all reasonable costs and expenses incurred by each Bank as aforesaid in connection with any and all future administration, amendments, waivers, enforcement actions, litigation, negotiations and other actions or matters, other than assignments or participations with respect to which the only amounts payable shall be the processing fee owing pursuant to SECTION 11.6(a), relating to the Loans and Loan Documents). Any amount payable to the Agent and the Banks under this
SECTION 11.2 shall, from the date of demand for payment, and any other amount payable to the Agent under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate in effect under each Note with respect to Reference Rate Borrowings.

              11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank or the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

              11.4 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar proceeding relating to or affecting creditors' rights generally or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

              11.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank, and no Bank may assign or transfer any of its rights or obligations under this Agreement except in accordance with
SECTION 11.6.

              11.6   ASSIGNMENTS, PARTICIPATIONS, ETC.

                     (1) Any Bank may, with the written consent of (i) the Company at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld) and (ii) the Agent (which consent shall not be unreasonably withheld), at any time assign and delegate to one or more

              Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an affiliate of such Bank) which have not been a party to any Material litigation with the Agent or the Company (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in an initial minimum amount of $5,000,000 and in increments of $5,000,000 in excess thereof; PROVIDED, HOWEVER, that (A) each Bank (including each Eligible Assignee) must retain a Commitment of not less than $5,000,000 after giving effect to such assignment (except for the Banks which act as the Agent, Syndication Agent, and Documentation Agent, respectively, which each must retain a Commitment of not less than $25,000,000 except if such Banks resign as Agent, Syndication Agent, or Documentation Agent, as applicable), and
              (B) the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (2) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT "G" ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (3) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $5,000. All costs and expenses incurred by an assigning Bank in such assignment shall be borne by such Bank.

                     (2) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to and received any required consent of the Company with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                     (3) Within five Banking Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with SECTION 11.6(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank PRO TANTO.

                     (4) Any Bank may, with the written consent of the Agent (which consent shall not be unreasonably withheld), at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (A) the originating Bank's obligations under this Agreement shall remain unchanged, (B) the originating Bank shall remain solely responsible for the performance of such obligations, (C) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (D) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the FIRST PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.5, 4.7 and 11.12 as though it were also a Bank hereunder, and, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                     (5) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
       (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

                     (6) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.

              11.7 SET-OFF. In addition to any rights and remedies of the Banks provided by Law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding the Company's customer trust accounts) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to the Banks, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

              11.8 AUTOMATIC DEBITS. With respect to any principal or interest payment, facility fee or usage fee or other cost or expense due and payable to the Agent or the Banks under the Loan Documents, the Company, subject to the following provisions hereof, hereby authorizes the Agent to debit any deposit account of the Company with BofA (excluding the Company's customer trust accounts), such that the aggregate amount debited from all such deposit accounts does not exceed such payment, fee, other cost or expense. The Agent shall give the Company advance notice of each debit, and confirm the Company's consent to such debit. If there are insufficient funds in such deposit accounts to cover the amount of the payment, fee, other cost or expense then due, such debits will be reversed (in whole or in part, in the Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

              11.9 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

              11.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained herein or in any certificate or other writing delivered by or on behalf of the Company pursuant to any Loan Document will survive the making and repayment of the Loan and the execution and delivery of each Note, and have been or will be relied upon by each Bank, notwithstanding any investigation made by such Bank or on its behalf.

              11.11  NOTICES.  Except as otherwise provided herein or in each
Note:

                     (1) all notices, requests, demands, directions and other communications provided for hereunder and under each Note must be in writing and must be mailed, telecopied, delivered or sent by telex or cable to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to the other party in accordance with this SECTION 11.11, and

                     (2) if any notice, request, demand, direction or other communication is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mails with first class or airmail postage prepaid; if given by telecopier, when receipt is confirmed by the recipient; if given by cable, when delivered to the telegraph company with charges prepaid; if given by telex, when sent; or if given by personal delivery, when delivered.

              11.12 INDEMNITY BY THE COMPANY. The Company agrees to indemnify, save and hold harmless each Bank, the Agent and their directors, officers, agents, attorneys and employees (collectively the "indemnitees") from and against (a) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action (collectively, "Claims") that the Person has or asserts against the Company or any officer, director or shareholder of the Company, and (b) any and all liabilities, losses, costs or expenses, including Attorney Costs (collectively "Losses") that any indemnitee suffers or incurs as a result of the assertion of any such claim, demand, action or cause of action; provided, however, that the foregoing shall not apply to any Claims or Losses that are caused by or result from the gross negligence or willful misconduct of the indemnitee.

              11.13 INTEGRATION AND SEVERABILITY. This Agreement and the other Loan Documents comprise the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of the Loan Documents are declared to be severable.

              11.14 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

              11.15 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

              11.16 SECTION HEADINGS. Section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

              11.17 FURTHER ACTS BY THE COMPANY. The Company agrees, at its own expense, to do such acts and execute and deliver such documents as any Bank from time to time reasonably requires for the purpose of carrying out the intention or facilitating the performance of the terms hereof.

              11.18 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

              11.19 GOVERNING LAW. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to the conflict of law provisions thereof.

              11.20  REFERENCE AND ARBITRATION.

                     (1) In any judicial action between or among the parties, including any action or cause of action arising out of or relating to this Agreement or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 ET SEQ. The parties shall designate to the court a referee or referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                     (2) Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim.
       Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                     (3) No provision of this SECTION 11.20 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

              11.21 EFFECTIVENESS OF THIS AGREEMENT. Notwithstanding anything contained herein to the contrary, the effectiveness of this Agreement and the Banks' and the Agent's obligations hereunder are expressly conditioned upon satisfaction of all of the following conditions precedent (any one or more of which the Majority Banks may waive in their sole discretion):

                     (1) The Agent shall have received the following original executed documents (in form and substance satisfactory to the Agent and legal counsel for the Agent in sufficient number for the Agent and each
       Bank):

                           (1)    this Agreement;

                           (2)    each Note;

                           (3)    the Guaranty;

                           (4)    the Opinion of Counsel;

                           (5) a certified copy of resolutions of the board of directors of the Company authorizing the execution of the Loan Documents, together with an incumbency certificate executed by the corporate secretary of the Company;

                           (6) a certified copy of resolutions of the board of directors of each Guarantor authorizing the execution of the Guaranty, together with an incumbency certificate executed by the corporate secretary of each Guarantor;

                           (7) a Borrowing Base Certificate calculated as of June 30, 1999, showing the Company to be in compliance with SECTIONS
           3.6 AND 8.22 hereof; and

                           (8) such other agreements, instruments and documents as any Bank shall reasonably request.

                     (2) The Agent shall have received evidence satisfactory to the Agent and legal counsel to the Agent that the Company and each Guarantor has been duly incorporated, validly exist and are in good standing under the laws of the State of their incorporation are duly qualified to do business as, and are in good standing as, a foreign corporation in each jurisdiction in which the conduct of their business or the ownership or leasing of their properties makes such qualification necessary, and have all requisite power and authority to conduct their business and to own and lease their properties.

              In no event may the Company claim or contend that this Agreement has not become effective following the first disbursement of Loan proceeds hereunder.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   THE COMPANY:

                                   CASTLE & COOKE, INC., a Hawaii corporation


                                   By:    ____________________________________

                                          ____________________________________
                                                [Printed Name and Title]


                                   By:    ____________________________________

                                          ____________________________________
                                                [Printed Name and Title]

                                   ADDRESS FOR NOTICES:

                                   Castle & Cooke, Inc.
                                   10900 Wilshire Boulevard
                                   Sixteenth Floor
                                   Los Angeles, California 90024
                                   Attn: Mr. Dean Estrada
                                   Telephone: (310) 208-3636 Ext. 322
                                   Telecopier: (310) 824-7770

                                   THE BANKS:

                                   BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association


                                   By:    ____________________________________
                                          Russell A. Ruhnke, Vice President


                                   ADDRESS FOR NOTICES:

                                   Bank of America, National Association
                                   5 Park Plaza, Suite 500
                                   Irvine, California 92614-8525
                                   Attn: Mr. Russell A. Ruhnke
                                   Telephone: (949) 260-5704
                                   Telecopier: (949) 260-5638


                                   LIBOR LENDING OFFICE:

                                   Bank of America, National Association
                                   5 Park Plaza, Suite 500
                                   Irvine, California 92614-8525
                                   Attn: Ms. Jean L. Ashley
                                   Telephone: (949) 260-5682
                                   Telecopier: (949) 260-5637

                                   AMERICAN SAVINGS BANK


                                   By     ____________________________________

                                          ____________________________________
                                                [Printed Name and Title]


                                   ADDRESS FOR NOTICES:

                                   American Savings Bank
                                   915 Fort Street Mall, 4th Floor
                                   Honolulu, HI 96813
                                   Attn: Mr. Terrence Yeh
                                   Telephone: (808) 539-7240
                                   Telecopier: (808) 536-1169


                                   LIBOR LENDING OFFICE:

                                   American Savings Bank
                                   915 Fort Street Mall, 4th Floor
                                   Honolulu, HI 96813
                                   Attn: Ms. Amber Torrecer-Paz
                                   Telephone: (808) 539-7240
                                   Telecopier: (808) 536-1169

                                   BANK OF HAWAII


                                   By     ____________________________________

                                          ____________________________________
                                                 [Printed Name and Title]


                                   ADDRESS FOR NOTICES:

                                   Bank of Hawaii
                                   111 S. King Street
                                   Honolulu, HI 96813
                                   Attn: Mr. Sal Pagliaro
                                   Telephone: (808) 537-8781
                                   Telecopier: (808) 538-4060


                                   LIBOR LENDING OFFICE:

                                   Bank of Hawaii
                                   111 S. King Street
                                   Honolulu, HI 96813
                                   Attn: Ms. Bessie Chinen
                                   Telephone: (808) 537-8514
                                   Telecopier: (808) 538-4060

                                   COMERICA BANK - CALIFORNIA


                                   By     ____________________________________

                                          ____________________________________
                                                 [Printed Name and Title]


                                   ADDRESS FOR NOTICES:

                                   Comerica Bank - California
                                   611 Anton Boulevard, 2nd Floor
                                   Costa Mesa, CA 92626
                                   Attn: Mr. Paul Hayashi
                                   Telephone: (714) 424-3830
                                   Telecopier: (714) 424-3840


                                   LIBOR LENDING OFFICE:

                                   Comerica Bank - California
                                   39200 Six Mile
                                   Livonia, MI 48152
                                   Attn: Ms. Cherisse Shipman
                                   Telephone: (734 ) 632-3055
                                   Telecopier: (734) 632-2799

                                   BANK ONE, ARIZONA NATIONAL ASSOCIATION


                                   By     ____________________________________

                                          ____________________________________
                                                 [Printed Name and Title]


                                   ADDRESS FOR NOTICES:

                                   Bank One, Arizona NA
                                   201 N. Central Avenue, 20th Floor
                                   Phoenix, AZ 85004
                                   Attn: Ms. Rhonda Williams
                                   Telephone: (602) 221-1783
                                   Telecopier: (602) 221-2420


                                   LIBOR LENDING OFFICE:

                                   Bank One, Arizona NA
                                   201 N. Central Avenue, 14th Floor
                                   Phoenix, AZ 85004
                                   Attn: Ms. Tami Martinez
                                   Telephone: (602) 221-2971
                                   Telecopier: (602) 221-1116

                                   BANKBOSTON, N.A.


                                   By     ____________________________________

                                          ____________________________________
                                                 [Printed Name and Title]


                                   ADDRESS FOR NOTICES:

                                   BankBoston, NA
                                   115 Perimeter Center Place, Suite 500
                                   Atlanta, GA 30346
                                   Attn: Mr. Dan Silbert
                                   Telephone: (770) 390-6552
                                   Telecopier: (770) 390-8434


                                   LIBOR LENDING OFFICE:

                                   BankBoston, NA
                                   115 Perimeter Center Place, Suite 500
                                   Atlanta, GA 30346
                                   Attn: Ms. Cheryl Geoffrion
                                   Telephone: (770) 390-6577
                                   Telecopier: (770) 390-8434

                                   WELLS FARGO BANK, NATIONAL ASSOCIATION


                                   By     ____________________________________

                                          ____________________________________
                                                 [Printed Name and Title]


                                   ADDRESS FOR NOTICES:

                                   Wells Fargo Bank, National Association
                                   333 S. Grand Avenue
                                   Twelfth Floor
                                   Los Angeles, California 90071
                                   Attn: Mr. Daniel Cacho
                                   Telephone: (213) 253-7315
                                   Telecopier: (213) 620-1460


                                   LIBOR LENDING OFFICE:

                                   Wells Fargo Bank, National Association
                                   2120 East Park Place, Suite #100
                                   El Segundo, California 90254
                                   Attn: Agustin Gardea
                                   Telephone: (310) 335-9453
                                   Telecopier: (310) 615-1014

                                   BANKERS TRUST COMPANY


                                   By     ____________________________________

                                          ____________________________________
                                                 [Printed Name and Title]


                                   ADDRESS FOR NOTICES:

                                   Bankers Trust Company
                                   c/o Deutsche Bank
                                   130 Liberty Street, 25th Floor
                                   Mail Stop 2257
                                   New York, New York 10006
                                   Attn: Richard Grellier
                                   Telephone: (212) 250-4252
                                   Telecopier: (212) 669-0752


                                   LIBOR LENDING OFFICE:

                                   Bankers Trust Company
                                   130 Liberty Street
                                   Mail Stop 2257
                                   New York, New York 10006
                                   Attn: Ms. Wendy Williams
                                   Telephone: (212) 250-4854
                                   Telecopier: (212) 250-7351

                                   THE AGENT:


                                   BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association


                                   By: ____________________________________
                                       Russell A. Ruhnke, Vice President


                                   ADDRESS FOR NOTICES:
                                   (Agent's Payment Office)

                                   Bank of America, National Association
                                   5 Park Plaza, Suite 500
                                   Irvine, California 92614-8525
                                   Attn: Mr. Russell A. Ruhnke
                                   Telephone: (949) 260-5704
                                   Telecopier: (949) 260-5638

                                   EXHIBIT "A"

                                      NOTE


$_________________                                           _____________, 1999
                                                              Irvine, California


              FOR VALUE RECEIVED, Castle & Cooke, Inc., a Hawaii corporation (the "Company"), promises to pay to the order of ______________________________ _________________ ("Bank") the principal amount of _________________________
__________________________ AND NO/100 DOLLARS ($___________), or such lesser aggregate amount of Loans as may be made pursuant to Bank's Commitment under the Revolving Credit Agreement hereinafter described, payable as hereinafter set forth. Company promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

              Reference is made to the Revolving Credit Agreement of even date herewith among Company and the Banks (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Agreement. This is one of the Notes referred to in the Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

              The principal indebtedness evidenced by this Note shall be payable as provided in the Agreement and in any event on the Maturity Date (which shall be October 29, 2001, subject to possible extension as provided in SECTION 4.18 of the Agreement).

              Interest shall be payable on the outstanding daily unpaid principal amount of each Loan hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Agreement both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the rate set forth in SECTION 4.4 of the Agreement, to the fullest extent permitted by applicable Law.

              The amount of each payment hereunder shall be made to Bank at Agent's office located in Irvine, California, for the account of Bank, in lawful money of the United States of America and in immediately available funds not later than 11:00 a.m., California time, on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m., California time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. Bank shall use its best efforts to keep a record of Loans made by it and

                            Exhibit "A" -- Page 1
payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note.

              Company hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of any holder's rights hereunder, including Attorney Costs, whether or not an action is filed in connection therewith.

              Company hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

              Assignment of this Note is subject to the consent of certain parties pursuant to SECTION 11.6 of the Agreement.

              This Note shall be delivered to and accepted by Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the internal Laws thereof without regard to the choice of law provisions thereof.

                                   "Company"

                                   CASTLE & COOKE, INC., a Hawaii corporation


                                   By:    ____________________________________

                                          ____________________________________
                                                [Printed Name and Title]



                                   By:    ____________________________________

                                          ____________________________________
                                                [Printed Name and Title]

                            Exhibit "A" -- Page 2

                                     EXHIBIT "B"

                              BORROWING BASE CERTIFICATE


              The undersigned, being the duly elected chief financial officer or Treasurer of Castle & Cooke, Inc., a Hawaii corporation, hereby certifies that the following is a true and correct calculation of the Borrowing Base as of _____________, 199__:




                      [AGENT TO PROVIDE FORM OF CALCULATION AND
                              SCHEDULES IT WOULD DESIRE]




                                   CASTLE & COOKE, INC., a Hawaii corporation


                                   By:    _________________________________

                                          _________________________________
                                               [Printed Name and Title]



                                   By:    _________________________________

                                          _________________________________
                                               [Printed Name and Title]


                            Exhibit "B" -- Page 1

                                     EXHIBIT "C"

                 REQUEST FOR BORROWING/REDESIGNATION/LETTER OF CREDIT


              1. This REQUEST is executed and delivered by the Company to the Agent for the Banks pursuant to the Revolving Credit Agreement (the "Agreement") dated as of_____________ 1999, entered into by the Company, the Banks and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

              2. The Company hereby requests that the Banks make a Loan for the account of the Company pursuant to the Agreement, as follows:

                     (a)    Amount of Loan:  $________________.

                     (b)    Date of Loan:    _______________, 19__.

                     (c)    Type of Loan (check one box only):

                                   Reference Rate Borrowing.

                                   LIBOR Borrowing with a ______ [-month] LIBOR
                                   Period ending _______________, 19__.

              3. The Company hereby requests that the Banks redesignate outstanding Reference Rate Borrowings heretofore made or redesignated for the account of the Company pursuant to the Agreement, as follows:

                     (a)    Total Amount of Loans to be Redesignated:
       $________________.

                     (b)    Date of Redesignation:  _______________, 19__.

                     (c) Type of Loan as so Redesignated: LIBOR Borrowing with a ___-month LIBOR Period ending _________________, 19__.

              4. The Company hereby requests that the Issuing Bank issue a Letter of Credit in accordance with the L/C Application accompanying this request.

              5. In connection with the Loan, redesignation or Letter of Credit requested herein, the Company hereby represents, warrants and certifies to the Banks that, as of the date of the Loan, redesignation or Letter of Credit requested herein: Each representation and warranty made by the Company in
Article 7 of the Agreement will be true and correct, both immediately before and after such Loan or redesignation is made or Letter of Credit is issued, as though such representation and warranty was made on and as of the date of such Loan,

                            Exhibit "C" -- Page 1
redesignation or issuance, provided, however, the representations and warranties made by the Company in SECTION 7.12 of the Agreement are true and correct as of the last reporting under the Agreement; no actions, suits or proceedings will be pending against or affecting the Company or any of its Subsidiaries or any property of any of them in any court of law or before any Governmental Authority which might reasonably be expected to Materially adversely affect the business, operations or financial condition of the Company and its Subsidiaries taken as a whole; no Material adverse change will have occurred in the business, operations or financial condition of the Company and its Subsidiaries taken as a whole since the Closing Date; and no Event of Default or event that upon notice or passage of time would constitute an Event of Default will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions the Company is taking or proposes to take with respect thereto.)

              6. This Request is executed on ____________, 19__, by a Responsible Official of the Company on behalf of the Company. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

              Dated:  _________________


                                    CASTLE & COOKE, INC., a Hawaii corporation


                                    By:    _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]


                                    By:    _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]

                            Exhibit "C" -- Page 2

                                     EXHIBIT "D"

                                 CONTINUING GUARANTY



TO: BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT, AND TO THE BANKS THAT ARE, OR MAY BECOME, PARTIES TO THE AGREEMENT



              Castle & Cooke, Inc., a Hawaii corporation (herein the "Company"), has entered into a Revolving Credit Agreement dated as of even date herewith (the "Agreement") with Bank of America, National Association, as Agent (the "Agent"), and Bank of America, National Association, American Savings Bank, Bank of Hawaii, Comerica Bank - California, Bank One, Arizona, National Association, BankBoston, N.A., Wells Fargo Bank, National Association, and Bankers Trust Company (together with any other financial institution from time to time a party to the Agreement, the "Banks"). Capitalized terms used herein and not otherwise defined shall have the same meanings as the terms used and defined in the Agreement. Subject to the terms and provisions set forth in the Agreement, the Banks have agreed to make Loans to the Company. As a condition to the obligation of the Banks to make such Loans, Lana'i Company, Inc., Castle & Cooke Properties, Inc., Castle & Cooke Homes Hawaii, Inc., Castle & Cooke California, Inc., Castle & Cooke Commercial-CA, Inc. and Castle & Cooke Arizona, Inc. (collectively, "Guarantor") are required to execute and deliver to the Agent this Guaranty. To induce the Banks to make the Loans to the Company as provided in the Agreement, Guarantor hereby agrees as follows:

              1. GUARANTY OF OBLIGATIONS. For valuable consideration, Guarantor unconditionally guarantees and promises to pay to the Agent, for the benefit of the Banks, or order, on demand, after the occurrence of an Event of Default, in lawful money of the United States of America:

                     (a) all outstanding Loans and other monetary Obligations of the Company evidenced by each Note; and

                     (b) all other monetary Obligations of the Company, including without limitation those arising from all amendments, modifications, supplements, renewals, or extensions of the foregoing, whether such amendments, modifications, supplements, renewals, or extensions are evidenced by new or additional instruments, documents, or agreements or change the rate of interest on any indebtedness or the maturity thereof, or otherwise. All indebtedness and monetary obligations covered by this Guaranty are hereinafter collectively referred to as the "indebtedness." The term "indebtedness" shall also include, without limitation on the foregoing, all interest that accrues on all or any part of the indebtedness after the filing of any petition or pleading against the Company or any other Person for a proceeding under any chapter

                            Exhibit "D" -- Page 1
       or provision of any present or future federal bankruptcy legislation or amendments thereto.

              2. NATURE OF GUARANTY. This Guaranty is continuing in nature and relates to any indebtedness, including indebtedness arising after the date hereof and any renewals or extensions of any indebtedness. The guaranty contained herein is a guaranty of payment and not of collection.

              3. RIGHTS INDEPENDENT. The obligations of Guarantor hereunder are independent of the Obligations of the Company or any other Person or any other guarantor or any security for the indebtedness or Obligations, and the Agent may, upon the occurrence of an Event of Default, proceed in the enforcement hereof independently of any other right or remedy that the Agent may at any time hold with respect to the Obligations, the indebtedness or any security or other guaranty therefor. The Agent may file a separate action or actions against Guarantor hereunder, whether action is brought and prosecuted with respect to any security or against the Company or any other Guarantor or any other Person, or whether the Company or any other Guarantor or any other Person is joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement of the Obligations. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of the Agent and each Bank shall continue, with respect to any amount at any time paid on account of the Obligations which shall thereafter be required to be restored or returned by Agent or any Bank upon the bankruptcy, insolvency, or reorganization of the Company or any other Person, or otherwise, all as though such amount had not been paid. Guarantor further agrees that to the extent the Company or Guarantor makes any payment to Agent or any Bank in connection with the Obligations or the indebtedness and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Agent or such Bank, the obligations or the indebtedness or part thereof intended to e satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

              4. AUTHORITY TO MODIFY THE OBLIGATIONS. Guarantor authorizes the Agent and each Bank, without notice to or demand on Guarantor and without affecting its liability hereunder or the enforceability hereof, from time to time to: (a) supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including increase or decrease the rates of interest thereon; (b) supplement, modify, amend, or waive, or enter into or give any agreement, approval, or consent with respect to, the indebtedness or any part thereof or any of the Loan Documents or any security or additional guaranties, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder;
(c) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and

                            Exhibit "D" -- Page 2
hold additional security or guaranties for the Obligations or any part thereof or this Guaranty; (f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer, and enforce the Obligations or any security or any other guaranties, and apply any security and direct the order or manner of sale thereof as Agent or such Bank in its discretion may determine; (g) release the Company or any other Person or any other guarantor from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Agent or such Bank or by operation of law or otherwise, compound, compromise, collect, or otherwise liquidate or enforce any of the Obligations and any security or other guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; and (i) consent to the merger or any other change, restructure, or termination of the corporate existence of the Company or any other Person and correspondingly restructure the Obligations, and any such merger, change, restructure, or termination shall not affect the liability of Guarantor hereunder or the enforceability hereof with respect to all indebtedness.

              5. WAIVER OF DEFENSES. Guarantor waives any right to require Agent or any Bank, prior to or as a condition to the enforcement of this Guaranty, to: (a) proceed against the Company or any other Person or any other guarantor; (b) proceed against or exhaust any security for the Obligations or to marshall assets in connection with foreclosing collateral security; (c) give notice of the terms, time, and place of any public or private sale of any security for the Obligations; or (d) pursue any other remedy in Agent's or such Bank's power whatsoever. Guarantor waives any defense arising by reason of (i) any disability or other defense of the Company or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of the Obligations or any security or any other guaranty for the Obligations or the lack of perfection or failure of priority of any security for the Obligations, (iii) the cessation from any cause whatsoever of the liability of the Company or any other Person or any other guarantor (other than by reason of the full payment and discharge of all indebtedness), or (iv) any act or omission of Agent or any Bank or any other Person which directly or indirectly results in or aids the discharge or release of the Company or any other Person or the Obligations or any security or other guaranty therefor by operation of law or otherwise. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and all other notices of any kind or nature whatsoever with respect to the Obligations, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations.

              6. DEFERRAL OF SUBROGATION. Until all Obligations have been paid and performed in full, (a) Guarantor shall not exercise any rights of subrogation, contribution or reimbursement against the Company or any other guarantor of the Obligations (individually each an "other Loan Party"), and (b) Guarantor shall not exercise any right to enforce any right, power or remedy which Agent or each Bank now has or may in the future have against any other Loan Party and any benefit of, and any right to participate in, any security for this Guaranty or for the obligations of any other Loan Party now or in the future held by Agent or each Bank. If Guarantor nevertheless receives payment of any amount on account of any such subrogation, contribution or reimbursement rights or otherwise in respect of any payment by Guarantor of the Obligations prior to payment and performance in full of all Obligations, such

                            Exhibit "D" -- Page 3
amount shall be held in trust for the benefit of the Agent and immediately paid to the Agent for application to the Obligations in such order and manner as the Agent may determine.

              7. DEEDS OF TRUST ON REAL PROPERTY. Guarantor understands and acknowledges that if the indebtedness is ever secured by real property and Agent or a Bank forecloses judicially or nonjudicially against any real property security for the indebtedness, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from the Company or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this provision, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on
Section 580d of the California Code of Civil Procedure as interpreted in UNION BANK V. GRADSKY, 265 Cal.App.2d 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Agent or a Bank may foreclose judicially or nonjudicially against the real property security for the indebtedness; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which Agent or a Bank may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Agent and each Bank are relying on this waiver in entering into the Agreement, and that this waiver is a material part of the consideration which Agent and each Bank are receiving for entering into the Agreement. Guarantor further acknowledges and agrees that the waivers set forth in this Guaranty are operative regardless of whether Guarantor may have made any payments to Agent or any Bank. Guarantor further waives all rights and defenses arising out of an election of remedies by Agent or a Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's right of subrogation and reimbursement against the Company by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor specifically waives any right to a fair value hearing, and any and all other rights it may have under Section 580a of the California Code of Civil Procedure. Without limiting the foregoing, should any of the indebtedness guaranteed hereby ever be secured by real property, Guarantor further agrees as follows: Guarantor waives all rights and defenses that the Guarantor may have because the Company's debt is secured by real property. This means, among other things:
(1) Agent and the Banks may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Company, and (2) if Agent and the Banks foreclose on any real property collateral pledged by the Company: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Agent and each Bank may collect from the Guarantor even if Agent or the Banks, by foreclosing on the real property collateral, have destroyed any right the Guarantor may have to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have

                            Exhibit "D" -- Page 4
because the Company's debt is secured by real property.   These rights and
defenses include, but are not limited to, any rights or defenses based upon Sections 580(a), 580(b), 580(d), or 726 of the Code of Civil Procedure.

              8. CONDITIONS. Guarantor represents and warrants to the Agent, for the benefit of the Banks that: (a) this Guaranty is executed at the request of the Company; (b) that Guarantor has established adequate means of obtaining from the Company on a continuing basis financial and other information pertaining to the business of the Company; and (c) that Guarantor is now and will be completely familiar with the business, operation, condition, and assets of the Company. Guarantor hereby waives and relinquishes any duty on the part of the Agent or any Bank to disclose to Guarantor any matter, fact, or thing relating to the business, operation, condition, or assets of the Company now known or hereafter known by the Agent or any Bank during the life of this Guaranty. With respect to any Obligations, neither the Agent nor any Bank need inquire into the powers of the Company or the officers or employees acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

              9. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged, or terminated except by an instrument in writing duly signed by or on behalf of the Banks, and, in the case of amendments or modifications to this Guaranty, by Guarantor. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with Guarantor's full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

              10. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, remedy or privilege of the Agent hereunder or the Banks under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

              11. COSTS AND EXPENSES IN ENFORCEMENT. Guarantor agrees to pay to the Agent all reasonable advances, charges, costs, and expenses, including reasonable Attorney Costs, incurred or paid by the Agent in exercising any right, power, or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not an action is filed in connection therewith.

              12. NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder must be in writing and must be personally delivered or mailed to Guarantor at the address set forth on the signature page of this Guaranty or at any other address as may be designated by Guarantor in a written notice sent to the Banks in accordance with the Agreement. Any notice, request, demand, direction, or other

                            Exhibit "D" -- Page 5
communication given by mail will be deemed effective on the third calendar day after deposited in the United States mails with first class postage prepaid; or if given by personal delivery, when delivered.

              13. BINDING AGREEMENT. This Guaranty and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of Guarantor, each Bank, and their respective successors and assigns, except that Guarantor shall not be permitted to transfer, convey, or assign this Guaranty or any interest herein without the prior written consent of each Bank. Each Bank may assign its interest hereunder in whole or in part in connection with an assignment of its Loans, Commitments and other rights and obligations under the Agreement pursuant to SECTION 11.6(A) thereof.

              14. SEVERABILITY. In case any right or remedy of the Banks shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other right or remedy granted hereby.

              15. MISCELLANEOUS. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. Section headings in this Guaranty are included for convenience of reference only and are not a part of this Guaranty for any other purpose. This Guaranty is executed in connection with, and is subject to, the terms and provisions of the Agreement.

              16. GOVERNING LAW. This Guaranty shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to the conflict of law provisions thereof.

              17. JOINT AND SEVERAL LIABILITY. The liability and obligations of each corporation, partnership, limited liability company or other entity executing this Guaranty as a "Guarantor" hereunder shall be joint and several; and, without limiting the foregoing, each such corporation, partnership or other entity executing this Guaranty shall individually be liable and responsible for repayment of the full amount of all Obligations and indebtedness owing to each and all of the Banks.

                            Exhibit "D" -- Page 6

              IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of ______________, 1999.


                                    "GUARANTOR":

                                    Lana'i Company, Inc., a  __________________

                                    ___________________


                                    By:
                                          _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]


                                    By:
                                          _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]



                                   Castle & Cooke Properties, Inc., a

                                   ___________________________________________


                                   By:
                                          _____________________________________

                                          _____________________________________
                                          [Printed Name and Title]


                                   By:
                                          _____________________________________

                                          _____________________________________
                                          [Printed Name and Title]


                              EXHIBIT "D" Page 7

                                   Castle & Cooke Homes Hawaii, Inc., a

                                   ___________________________________________

                                   By:
                                          _____________________________________

                                          _____________________________________
                                          [Printed Name and Title]


                                   By:
                                          _____________________________________

                                          _____________________________________
                                          [Printed Name and Title]


                                   Castle & Cooke California, Inc., a

                                   ___________________________________________


                                   By:
                                          _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]


                                   By:
                                          _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]


                                                          EXHIBIT "D" -- Page 8

                                   Castle & Cooke, Commercial_CA, Inc., a

                                   ___________________________________________

                                   By:
                                          _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]


                                   By:
                                          _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]


                                   Castle & Cooke Arizona Inc., a

                                   ___________________________________________


                                   By:
                                          _____________________________________

                                          _____________________________________
                                          [Printed Name and Title]


                                   By:
                                          _____________________________________

                                          _____________________________________
                                                 [Printed Name and Title]


                                                          EXHIBIT "D" -- Page 9

                                     EXHIBIT "E"

                                CASTLE & COOKE, INC
                          SUBSIDIARIES AND JOINT VENTURES


I.     SUBSIDIARIES

       1      WHOLLY OWNED SUBSIDIARIES:

              C&C Mountaingate, Inc.                                  (CA)
              Castle & Cooke Arizona, Inc.                            (AZ)
              Castle & Cooke Aviation, Inc.                           (HI)
              Castle & Cooke Bakersfield, Inc.                        (CA)
              Castle & Cooke California, Inc.                         (CA)
              Castle & Cooke Commercial-CA, Inc.                      (CA)
              Castle & Cooke Commercial Properties, LLC               (HI)
              Castle & Cooke Homes Hawaii, Inc.                       (HI)
              Castle & Cooke Iwilei Properties, LLC                   (HI)
              Castle & Cooke Kunia, Inc.                              (HI)
              Castle & Cooke North American Commercial, Inc.          (CA)
              Castle & Cooke North American Commercial, LLC           (HI)
              Castle & Cooke North American Commercial, L.P.          (CA)
              Castle & Cooke Properties, Inc.                         (HI)
              Castle & Cooke Retail, Inc.                             (CA)
              Castle & Cooke Saddle Creek, Inc.                       (CA)
              Falls of the Neuse, LLC                                 (NC)
              Kunia Holdings, Inc.                                    (HI)
              Lana'i Builders, Inc.                                   (HI)
              Lana'i Company, Inc.                                    (HI)
              Lana'i Holdings, Inc.                                   (HI)
              Lana'i Transportation Company, Inc.                     (HI)
              Lana'i Water Company, Inc.                              (HI)
              Oceanic Insurance, Inc.                                 (HI)
              Pueblo Del Sol Water Company                            (AZ)
              Seven Oaks Country Club                                 (CA)(1)
              Stockdale Coffee Company                                (CA)

------------------
(1)  Non-profit mutual benefit corporation.


                             EXHIBIT "E" -- Page 1

     2    NON-WHOLLY OWNED SUBSIDIARIES:

          Castle & Cooke Outlet Centers, LLC           (CA)
          CCC-GBI Golf, L.P.                           (CA)
          CCC/GBI Keene's Pointe, L.P.                 (DE)


  II.     JOINT VENTURES

          Bakersfield-Stockdale Limited Partnership    (CA)
          Camp Tenneco Partnership                     (CA)
          PMO Joint Venture                            (HI)
          Saddle Creek Golf Club, L.P.                 (CA)
          Second Horizon Group Limited Partnership     (DE)
          Kunia Residential Partners                   (HI)


                     EXHIBIT "E" -- Page 2

                          EXHIBIT "F"

                     FORM OF LEGAL OPINION


_________________, 199___

Bank of America, National
Association, as Agent and to
the Banks that are, or may become,
parties to the to the Agreement
5 Park Plaza, Suite 500
Irvine, California 92714-8525

        Re:  CASTLE & COOKE, INC.


Ladies and Gentlemen:

              We have acted as special counsel to Castle & Cooke, Inc., a Hawaii corporation (the "Company"), in connection with the execution and delivery of a Revolving Credit Agreement, dated as of even date herewith (the "Agreement") by and among the Company and Bank of America, National Association, a national banking association, and other Banks that are, or may become, parties to the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

              In our capacity as counsel for the Company, we have made such legal and factual inquiries and examinations as we deemed advisable for purposes of rendering this opinion, and, in the course thereof, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, officers of the Company and others as we deemed relevant and necessary as a basis for this opinion. We have relied upon such certificates and documents with respect to the accuracy of factual matters contained therein, which factual matters were not independently established or verified by us. In all such examinations, we have assumed the genuineness of all signatures by each party and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as conformed or photostatic copies. For the purpose of the opinions hereinafter expressed, we have assumed the due execution and delivery, pursuant to due authorization, of each document referred to herein by each party thereto other than the Company and the Subsidiaries and that each document constitutes the valid and


                   EXHIBIT "F" -- Page 1
binding obligation of each party thereto other than the Company and the Subsidiaries, enforceable against such party in accordance with its terms.

              On the basis of our inquiries and examinations, and subject to the qualifications, exceptions, assumptions and limitations contained herein, we are of the opinion that:

              1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and is qualified to do business in the jurisdictions in which the nature of the property owned or leased by the Company or the nature of the business transacted by the Company makes such qualification necessary, except where the failure to be so qualified would not have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

              2. The execution, delivery and performance by the Company of the Agreement and the Note pursuant thereto are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (a) the Company's certificate of incorporation or bylaws, (b) any law or (c) any agreement or instrument identified to us by the Company as being Material to the business or financial condition of the Company and the Subsidiaries taken as a whole.

              3. The Agreement is, and the Notes when delivered thereunder will be, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

              4. No action of, or filing with, or approval or other action by, any governmental or public body or authority which has not been taken, made or obtained is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Agreement and the Notes.

              5. Each of Lana'i Company, Inc., Castle & Cooke Properties, Inc., Castle & Cooke Homes Hawaii, Inc., Castle & Cooke California, Inc.,
Castle & Cooke Commercial-CA, Inc., Castle & Cooke Arizona, Inc. (collectively, the "Material Subsidiaries") is duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Material Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership of property or the nature of the business transacted by such Material Subsidiary makes such qualification necessary, except where the failure to be so qualified would not have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.


                     EXHIBIT "F" -- Page 2

              6. Each of the existing Guarantors has the requisite corporate power and authority to execute, deliver and perform their obligations under the terms of the Guaranty, and such Guaranty, when executed and delivered, will constitute the valid and binding obligation of each of such entities enforceable against it in accordance with its terms.

              7. To the best of our knowledge, the Company owns all of the issued and outstanding capital stock of each of the Guarantors and each of the Material Subsidiaries.

                              Very truly yours,



                              ____________________________


                     EXHIBIT "F" -- Page 3

                                  EXHIBIT "G"

                 FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


        This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of __________, 19__ is made between __________________________ (the "ASSIGNOR") and __________________________
(the "ASSIGNEE").

                                   RECITALS

        WHEREAS, the Assignor is party to that certain Revolving Credit Agreement dated as of ______________, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "CREDIT AGREEMENT") among Castle & Cooke, Inc., a Hawaii corporation (the "COMPANY"), the several financial institutions from time to time party thereto (including the Assignor, the "BANKS"), and Bank of America, National Association, as agent for the Banks (the "AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

        WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "COMMITTED LOANS") to the Company in an aggregate amount not to exceed $__________ (the "COMMITMENT");

        WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company] [no Committed Loans are outstanding under the Credit Agreement]; and

        WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans, in an amount equal to $__________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

   1.   ASSIGNMENT AND ACCEPTANCE.


                            EXHIBIT "G" -- Page 1

        (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment [and the Loans] of the Assignor and
(B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

        [IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO, COMMITTED LOANS AND L/C OBLIGATIONS ASSIGNED.]

        (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

        (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

        (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

   2.   PAYMENTS.

        (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.


                            EXHIBIT "G" -- Page 2

        (b)  The [Assignor] [Assignee] further agrees to pay to the Agent a
processing fee in the amount specified in Section [   ](__) of the Credit
Agreement.

   3.   REALLOCATION OF PAYMENTS.

   Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and] Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

   4.   INDEPENDENT CREDIT DECISION.

   The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the
most recent financial statements referred to in Section [   ](___) of the
Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

   5.   EFFECTIVE DATE; NOTICES.

        (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

             (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

             (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee
under Section [   ](__) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

             (iii) the Assignee shall pay to the Assignor all amounts due to the


                            EXHIBIT "G" -- Page 3

Assignor under this Assignment and Acceptance;

            [(iv)   the Assignee shall have complied with Section [ ](__) of
the Credit Agreement (if applicable);

             (v)  the processing fee referred to in Section 2(b) hereof and
in Section [   ](__) of the Credit Agreement shall have been paid to the
Agent; and

             (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

        (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company [, the Issuing Bank] and the Agent for acknowledgment by the Agent, a Notice of Assignment [substantially] in the form attached hereto as SCHEDULE 1.

   [6.  AGENT.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

        (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

        (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]


                            EXHIBIT "G" -- Page 4

   7.   WITHHOLDING TAX.

   The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

   8.   REPRESENTATIONS AND WARRANTIES.

        (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

        (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other


                            EXHIBIT "G" -- Page 5
instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

        (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

   9.   FURTHER ASSURANCES.

   The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

   10.  MISCELLANEOUS.

        (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.


                            EXHIBIT "G" -- Page 6

        (b) All payments made hereunder shall be made without any set-off or counterclaim.

        (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

        (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

        (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [California] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. [Reference]

        (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

        [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]


                            EXHIBIT "G" -- Page 7

   IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                        [ASSIGNOR]


                        By: ______________________________________

                            ______________________________________
                                 [Printed Name and Title]



                        [ASSIGNEE]


                        By: ______________________________________

                            ______________________________________
                                 [Printed Name and Title]


                            EXHIBIT "G" -- Page 8

                                  SCHEDULE 1

                     NOTICE OF ASSIGNMENT AND ACCEPTANCE



_________________, 19__


Bank of America, National
Association, as Agent
5 Park Plaza, Suite 500
Irvine, California  92714-8525
Attn: Russell A. Ruhnke


Castle & Cooke, Inc.
________________________
________________________
________________________


Ladies and Gentlemen:

        We refer to the Revolving Credit Agreement dated as of _____________ 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "CREDIT AGREEMENT") among Castle & Cooke, Inc., a Hawaii corporation (the "COMPANY"), the Banks referred to therein and Bank of America, National Association as agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

        1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "ASSIGNOR") to _______________ (the
"ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment, the Assignor's Commitment is $ ___________ and the aggregate amount of its outstanding Loans is $_____________. After giving effect to such assignment, the Assignor's Commitment shall be $______________ and the Assignee's Commitment shall be $______________.


                                SCHEDULE I TO
                            EXHIBIT "G" -- Page 1

        2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

        3.   The following administrative details apply to the Assignee:

        (A)  Notice Address:

             Assignee name: __________________________
             Address:  _______________________________
                       _______________________________
                       _______________________________
             Attention:  _____________________________
             Telephone:  (___) _______________________
             Telecopier:  (___) ______________________
             Telex (Answerback):  ____________________


        (B)  Payment Instructions:

             Account No.:  ___________________________
                  At:      ___________________________
                           ___________________________
                           ___________________________
             Reference:    ___________________________
             Attention:    ___________________________


        4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.


                                SCHEDULE I TO
                            EXHIBIT "G" -- Page 2

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                          Very truly yours,

                          [NAME OF ASSIGNOR]


                          By: _____________________________________

                          Title: __________________________________



                          By: _____________________________________

                          Title: __________________________________



                          [NAME OF ASSIGNEE]


                          By: _____________________________________

                          Title: __________________________________



                          By: _____________________________________

                          Title: __________________________________


                                 SCHEDULE 1 TO
                              EXHIBIT "G"--Page 3

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

CASTLE & COOKE, INC., a Hawaii corporation


By: ________________________________

Title: _____________________________



By: ________________________________

Title: _____________________________



BANK OF AMERICA, NATIONAL
ASSOCIATION, as Agent


By: ________________________________

Title: _____________________________



By: ________________________________

Title: _____________________________


                                 SCHEDULE 1 TO
                              EXHIBIT "G"--Page 4

                                SCHEDULE 1.1(a)

                 APPLICABLE CAPITAL EXPENDITURE RESERVE FACTOR
                            (For Commercial Assets)


--------------------------------------------------------------------------
              ASSET                                    RESERVE FACTOR
--------------------------------------------------------------------------
Office (Central Business District)                           13%
--------------------------------------------------------------------------
Office (Suburban)                                             8%
--------------------------------------------------------------------------
Industrial                                                    7%
--------------------------------------------------------------------------
Retail Strip/Commercial                                       6%
--------------------------------------------------------------------------
Golf Course (Mgmt. and Cap. Ex.)                              8%
--------------------------------------------------------------------------



                                SCHEDULE 1.1(a)

                                SCHEDULE 1.1(b)

                        BANK GROUP COMMITMENT SCHEDULE


---------------------------------------------------------------------------
         BANK                      REVOLVER BY             REVOLVER BY
                                     PERCENT                 DOLLARS
---------------------------------------------------------------------------
Bank of America                    20.00000000%            $ 35,000,000
---------------------------------------------------------------------------
American Savings Bank               5.71428571%            $ 10,000,000
---------------------------------------------------------------------------
Bank of Hawaii                     14.28571429%            $ 25,000,000
---------------------------------------------------------------------------
Comerica Bank - California          5.71428571%            $ 10,000,000
---------------------------------------------------------------------------
Bank One, Arizona                  17.14285714%            $ 30,000,000
---------------------------------------------------------------------------
BankBoston, N.A.                    8.57142857%            $ 15,000,000
---------------------------------------------------------------------------
Wells Fargo Bank                   17.14285714%            $ 30,000,000
---------------------------------------------------------------------------
Bankers Trust Company              11.42857143%            $ 20,000,000
---------------------------------------------------------------------------
               TOTAL:              100.0000000%            $175,000,000
---------------------------------------------------------------------------



                                SCHEDULE 1.1(b)

                                SCHEDULE 1.1(c)

                                  GUARANTORS


Lana'i Company, Inc.

Castle & Cooke Properties, Inc.

Castle & Cooke Homes Hawaii, Inc.

Castle & Cooke California, Inc.

Castle & Cooke Commercial-CA, Inc.

Castle & Cooke Arizona, Inc.


                                SCHEDULE 1.1(c)

                                SCHEDULE 1.1(d)

                               PERMITTED MARKETS


Arizona

California

Florida

Georgia

Hawaii

North Carolina


                                SCHEDULE 1.1(d)

                                SCHEDULE 3.5(d)

                   INITIAL COMMERCIAL BORROWING BASE ASSETS
                      AND APPLICABLE CAPITALIZATION RATES


-------------------------------------------------------------------
              ASSET                              CAPITALIZATION
                                                      RATE
-------------------------------------------------------------------
Regents Center I, Tempe AZ                            9.75%
-------------------------------------------------------------------
Dole Cannery Complex, Honolulu, HI                   10.75%
-------------------------------------------------------------------
Dole Plantation, Oahu, HI                            10.75%
-------------------------------------------------------------------
Leilehua Bldg, Mililani Tech Park                     9.25%
-------------------------------------------------------------------
Verifone Bldg, Mililani Tech Park                     9.25%
-------------------------------------------------------------------
7021 Schirra Court, Bakersfield, CA                   9.75%
-------------------------------------------------------------------
The Marketplace, Bakersfield, CA                      9.50%
-------------------------------------------------------------------
Coyote Creek, San Jose, CA                           10.50%
-------------------------------------------------------------------
Falls of the Neuse, Raleigh, NC                       9.75%
-------------------------------------------------------------------
Pueblo del Sol Golf Course, Sierra Vista, AZ          11.0%
-------------------------------------------------------------------
Keene's Pointe Golf Course, Orlando, FL              10.75%
-------------------------------------------------------------------
One Riverwalk, Bakersfield, CA                        9.75%
-------------------------------------------------------------------



                                SCHEDULE 3.5(d)

                               SCHEDULE 8.24(c)

                    EXISTING JOINT VENTURES AND NON-WHOLLY
                   OWNED SUBSIDIARIES AND INVESTMENT IN EACH
                              AS OF JUNE 30, 1999


NON-WHOLLY OWNED SUBSIDIARIES:

Castle & Cooke Outlet Centers, LLC                 $   --

CCC/GBI Golf Club, L.P.                            $   --

CCC/GBI Keene's Pointe, L.P.
                                                   $35,520,000(1)
                                                   -----------


TOTAL NON-WHOLLY OWNED SUBSIDIARIES                $35,520,000
                                                   -----------
                                                   -----------


JOINT VENTURES:

Bakersfield-Stockdale L.P.                         $   --
  (Pannattoni)

Camp Tenneco Partnership                           $ 1,350,000(2)

PMO Joint Venture                                  $ 5,600,000(3)

Saddle Creek Golf Club, L.P.                       $   --

Second Horizon Group, L.P.                         $16,125,000(4)

Kunia Residential Partners                         $65,848,000(5)
                                                   -----------


TOTAL JOINT VENTURES                               $88,923,000
                                                   -----------
                                                   -----------



                               SCHEDULE 8.24(c)